Alternative Loan Trust 2006-OA1

                                Final Term Sheet

                              [LOGO] Counrywide(R)

                          $1,038,779,100 (Approximate)

                                   CWMBS, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

               Mortgage Pass-Through Certificates, Series 2006-OA1

             Distributions payable monthly, beginning March 20, 2006

      The following classes of certificates are being offered pursuant to this free writing prospectus:

----------------------------------------------------------------------------------------------------------------------
                         Initial Class                                            Initial Class
                          Certificate                                              Certificate
                        Balance/Initial     Pass-Through                         Balance/Initial
                        Notional Amount         Rate                             Notional Amount    Pass-Through Rate
----------------------------------------------------------------------------------------------------------------------
Class 1-A-1               $107,823,000        Floating      Class M-1                $26,704,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 1-A-2                $44,926,000        Floating      Class M-2                $21,363,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 1-A-3                $26,955,000        Floating      Class M-3                 $5,340,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 1-X                 $201,914,540        Variable      Class M-4                $10,681,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 2-A-1               $462,574,000        Floating      Class M-5                 $5,340,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 2-A-2               $192,739,000        Floating      Class M-6                 $5,340,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 2-A-3               $115,644,000        Floating      Class M-7                 $5,340,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class 2-X                 $866,244,713        Variable      Class M-8                 $2,670,000        Floating
----------------------------------------------------------------------------------------------------------------------
Class A-R                 $        100        Variable      Class M-9                 $5,340,000        Floating
----------------------------------------------------------------------------------------------------------------------

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                                     Summary

Issuing Entity

Alternative Loan Trust 2006-OA1, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of February 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

Closing Date

On or about February 28, 2006.

The Mortgage Loans

The mortgage pool will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate principal balance of $1,068,159,354 as of February 1, 2006. The mortgage pool will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance   $201,914,640

Geographic Concentrations in excess of 10%:

   California                                      64.52%

   Weighted Average Original LTV                   75.03%

   Weighted Average Mortgage Rate                  5.355%

   Range of Mortgage Rates                         1.000% to 8.625%

Average Current Principal Balance                  $266,027

Range of Current Principal Balances                $46,686 to
                                                     $712,657

Weighted Average Remaining Term to
   Stated Maturity                                 370 months

Weighted Average FICO Score                        679


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Weighted Average Gross Margin                      3.316%

Weighted Average Maximum Mortgage Rate             9.975%

Weighted Average Minimum Mortgage Rate             3.316%

Maximum Negative Amortization:

   110%                                            1.84%

   115%                                            98.16%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                $866,244,713

Geographic Concentrations in excess of 10%:

   California                                      58.03%

   Florida                                         11.17%

   Weighted Average Original LTV                   74.54%

   Weighted Average Mortgage Rate                  4.732%

   Range of Mortgage Rates                         1.000% to 8.625%

Average Current Principal Balance                  $404,221

Range of Current Principal Balances                $28,059 to
                                                     $2,000,000

Weighted Average Remaining Term to
   Stated Maturity                                 379 months

Weighted Average FICO Score                        699

Weighted Average Gross Margin                      3.276%

Weighted Average Maximum Mortgage Rate             9.976%

Weighted Average Minimum Mortgage Rate             3.276%

Maximum Negative Amortization:

    110%                                           2.82%

    115%                                           97.18%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. The certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the "group 1 senior certificates" and the certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the "group 2 senior certificates". The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

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Description of the Certificates

The issuing entity will issue twenty-two classes of certificates, eighteen of which are offered by this free writing prospectus:

                                 Initial
                            Class Certificate                                                      Initial
                             Balance/Initial                                                        Rating             Initial
        Class               Notional Amount (1)                    Type                          (Moody's)(2)       Rating (S&P)(2)
---------------------      --------------------  ------------------------------------------      ------------       ---------------
Offered  Certificates

 Class 1-A-1                  $   107,823,000      Senior/Floating Pass-Through Rate/Super           Aaa                 AAA
                                                                   Senior

Class 1-A-2                   $    44,926,000      Senior/Floating Pass-Through Rate/Super           Aaa                 AAA
                                                               Senior/Support

 Class 1-A-3                  $    26,955,000      Senior/Floating Pass-Through Rate/Support         Aaa                 AAA

 Class 1-X                    $201,914,540(3)      Senior/Variable Pass-Through Rate/Component       Aaa                 AAA

 Class 2-A-1                  $   462,574,000      Senior/Floating Pass-Through Rate/Super           Aaa                 AAA
                                                                   Senior

 Class 2-A-2                  $   192,739,000      Senior/Floating Pass-Through Rate/Super           Aaa                 AAA
                                                               Senior/Support

 Class 2-A-3                  $   115,644,000      Senior/Floating Pass-Through Rate/Support         Aaa                 AAA

 Class 2-X                    $866,244,713(3)      Senior/Variable Pass-Through Rate/Component      Aaa(4)              AAA(4)

 Class A-R                    $           100      Senior/Variable Pass-Through Rate/Residual        Aaa                 AAA

 Class M-1                    $    26,704,000      Subordinate/Floating Pass-Through Rate            Aa1                 AA+

 Class M-2                    $    21,363,000      Subordinate/Floating Pass-Through Rate            Aa2                 AA

 Class M-3                    $     5,340,000      Subordinate/Floating Pass-Through Rate            Aa3                 AA-

 Class M-4                    $    10,681,000      Subordinate/Floating Pass-Through Rate             A1                 A+

 Class M-5                    $     5,340,000      Subordinate/Floating Pass-Through Rate             A2                 A

 Class M-6                    $     5,340,000      Subordinate/Floating Pass-Through Rate             A2                 A-

 Class M-7                    $     5,340,000      Subordinate/Floating Pass-Through Rate             A3                BBB+

 Class M-8                    $     2,670,000      Subordinate/Floating Pass-Through Rate            Baa1               BBB

 Class M-9                    $     5,340,000      Subordinate/Floating Pass-Through Rate            Baa2               BBB-

 Non-Offered Certificates (5)

 Class B-1                    $     9,079,000      Subordinate/Floating Pass-Through Rate

 Class B-2                    $    11,749,000      Subordinate/Floating Pass-Through Rate

 Class B-3                    $     8,552,253      Subordinate/Floating Pass-Through Rate

 Class P-1(6)                 $           100                Prepayment Charges

----------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). The Class B-1, Class B-2, Class B-3 and Class P-1 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

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(3)   Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class 1-X and Class 2-X Certificates are comprised of multiple components that are not separately transferable. The Class 1-X Certificates will be comprised of four components: two interest-only components (the Class 1-X IO-1 and Class 1-X IO-2 Components) and two principal-only components (the Class 1-X PO-1 and Class 1-X PO-2 Components). The Class 2-X Certificates will be comprised of five components: two interest-only components (the Class 2-X IO-1 and Class 2-X IO-2 Components), two principal-only components (the Class 2-X PO-1 and Class 2-X PO-2 Components) and one prepayment charge component (the Class 2-X P Component). The interest-only and principal-only components of the Class 1-X and Class 2-X Certificates are sometimes referred to as IO Components and PO Components, respectively.

      The respective IO Components of the Class 1-X and Class 2-X Certificates are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance.

      The notional amount of the Class 1-X and Class 2-X Certificates will be equal to the sum of the component notional amounts of the related IO Components. The class certificate balance of the Class 1-X and Class 2-X Certificates will be equal to the sum of the component principal balances of the related PO Components.

      Class 1-X IO Components. The "component notional amount" of the Class 1-X IO-1 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the aggregate class certificate balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and
      (ii) the component principal balance of the Class 1-X PO-1 Component. The "component notional amount" of the Class 1-X IO-2 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the excess, if any, of the stated principal balance of the mortgage loans in loan group 1 as of the first day of the related due period over the aggregate class certificate balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (including for this purpose, both PO Components of the Class 1-X Certificates) immediately prior to that distribution date and (ii) the component principal balance of the Class 1-X PO-2 Component immediately prior to that distribution date.

      Class 2-X IO Components. The "component notional amount" of the Class 2-X IO-1 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the aggregate class certificate balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and
      (ii) the component principal balance of the Class 2-X PO-1 Component. The "component notional amount" of the Class 2-X IO-2 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the excess, if any, of the stated principal balance of the mortgage loans in loan group 2 as of the first day of the related due period over the aggregate class certificate balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (including for this purpose, both PO Components of the Class 2-X Certificates) immediately prior to that distribution date and (ii) the component principal balance of the Class 2-X PO-2 Component immediately prior to that distribution date.

      PO Components. The "component principal balance" of each PO Component will initially be equal to zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under "Description of the Certificates--Interest" in this free writing prospectus. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under "Description of the Certificates-Calculation of Class Certificate Balance."

      Class 2-X P Component. The Class 2-X P Component will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 2 and will not bear interest.

(4) The ratings assigned to the Class 2-X Certificates provide no assurance, because they do not address the likelihood, that any prepayment charges will be received by the Class 2-X P Component.

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(5)   The Class B-1, Class B-2, Class B-3 and Class P-1 Certificates are not
      offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-1, Class B-2, Class B-3 and Class P-1 Certificates is provided only to permit a better understanding of the offered certificates.

(6) The Class P-1 Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1. The Class P-1 Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans in loan group 1 that require payment of a prepayment charge. The Class P-1 Certificates will not bear interest.

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

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The certificates also will have the following characteristics:

                            Pass-Through Rate       Pass-Through Rate
                                Before                   After                                             Interest
                               Optional                 Optional                                           Accrual
     Class                 Termination Date (1)    Termination Date (1)        Accrual Period             Convention
---------------------      --------------------    --------------------        --------------            --------------
 Offered Certificates
 Class 1-A-1                  LIBOR + 0.21%            LIBOR + 0.42%                 (2)                 Actual/360 (3)
 Class 1-A-2                  LIBOR + 0.30%            LIBOR + 0.60%                 (2)                 Actual/360 (3)
 Class 1-A-3                  LIBOR + 0.36%            LIBOR + 0.72%                 (2)                 Actual/360 (3)
 Class 1-X                       (6)(7)                    (6)(7)             calendar month (4)           30/360 (5)
 Class 2-A-1                  LIBOR + 0.21%            LIBOR + 0.42%                 (2)                 Actual/360 (3)
 Class 2-A-2                  LIBOR + 0.31%            LIBOR + 0.62%                 (2)                 Actual/360 (3)
 Class 2-A-3                  LIBOR + 0.37%            LIBOR + 0.74%                  (2)                Actual/360 (3)
 Class 2-X                       (6)(8)                    (6)(8)             calendar month (4)           30/360 (5)
 Class A-R                         (9)                      (9)               calendar month (4)           30/360 (5)
 Class M-1                    LIBOR + 0.48%            LIBOR + 0.72%                 (2)                 Actual/360 (3)
 Class M-2                    LIBOR + 0.52%            LIBOR + 0.78%                 (2)                 Actual/360 (3)
 Class M-3                    LIBOR + 0.57%            LIBOR + 0.855%                (2)                 Actual/360 (3)
 Class M-4                    LIBOR + 0.92%            LIBOR + 1.38%                 (2)                 Actual/360 (3)
 Class M-5                    LIBOR + 1.00%            LIBOR + 1.50%                 (2)                 Actual/360 (3)
 Class M-6                    LIBOR + 1.10%            LIBOR + 1.65%                 (2)                 Actual/360 (3)
 Class M-7                    LIBOR + 2.00%            LIBOR + 2.00%                 (2)                 Actual/360 (3)
 Class M-8                    LIBOR + 2.00%            LIBOR + 2.00%                 (2)                 Actual/360 (3)
 Class M-9                    LIBOR + 2.00%            LIBOR + 2.00%                 (2)                 Actual/360 (3)

 Non-Offered Certificates
 Class B-1                    LIBOR + 2.00%            LIBOR + 2.00%                 (2)                 Actual/360 (3)
 Class B-2                    LIBOR + 2.00%            LIBOR + 2.00%                 (2)                 Actual/360 (3)
 Class B-3                    LIBOR + 2.00%            LIBOR + 2.00%                 (2)                 Actual/360 (3)
 Class P-1                         N/A                      N/A                      N/A                      N/A

----------

(1) The pass-through rate on each class of certificates (other than the Class 1-X, Class 2-X and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(6) The Class 1-X and Class 2-X Certificates will be entitled to receive on each distribution date the sum of the interest accrued on their respective IO Components (based upon the component notional amount of each related IO Component) during the related interest accrual period at their respective pass-through rates for that distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class 1-X and Class 2-X Certificates do not bear interest so they do not have a pass-through rate.

(7) The pass-through rate for the Class 1-X IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans

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

      in loan group 1 over (ii) the weighted average of the pass-through rates of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Class 1-X PO-1 Component (weighted on the basis of the respective class certificate balances of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the component principal balance of the Class 1-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 1-X IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the respective component principal balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

(8) The pass-through rate for the Class 2-X IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Class 2-X PO-1 Component (weighted on the basis of the respective class certificate balances of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the component principal balance of the Class 2-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 2-X IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the respective component principal balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

(9) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation               Classes of Certificates
-------------------------   ----------------------------------
   Senior Certificates       Class 1-A-1, Class 1-A-2, Class
                              1-A-3, Class 1-X, Class 2-A-1,
                             Class 2-A-2, Class 2-A-3, Class
                             2-X and Class A-R Certificates

Subordinated Certificates       Class M and Class B
                                   Certificates

   LIBOR Certificates        Class 1-A-1, Class 1-A-2, Class
                             1-A-3, Class 2-A-1, Class 2-A-2,
                                 Class 2-A-3, Class M and
                                   Class B Certificates

  Class X Certificates           Class 1-X and Class 2-X
                                       Certificates

  Class M Certificates          Class M-1, Class M-2, Class
                                 M-3, Class M-4, Class M-5,
                                Class M-6, Class M-7, Class
                               M-8 and Class M-9 Certificates

  Class B Certificates               Class B-1, Class B-2
                                  and Class B-3 Certificates

  Offered Certificates        Senior Certificates and Class M
                                         Certificates

      IO Components            Class 1-X IO-1, Class 1-X IO-
                              2, Class 2-X IO-1 and Class 2-
                                      X IO-2 Components

      PO Components           Class 1-X PO-1, Class 1-X PO-
                              2, Class 2-X PO-1 and Class 2-
                                     X PO-2 Components

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class X Certificates:

$100,000 (Notional Amount) and multiples of $1.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on March 20, 2006, and thereafter on the 20th day of each calendar month, or if the 20th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in March 2046. Since the rate of distributions in reduction of the class

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

--------------------------------------------------------------------------------

certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.

On each distribution date, to the extent funds are available, each class of certificates or the related IO Components will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date; and

o     any interest remaining unpaid from prior distribution dates; less

o any net deferred interest allocated to that class or component for that distribution date; less

o any net interest shortfalls allocated to that class or component for that distribution date.

The PO and Class 2-X P Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans in a loan group that will be allocated to the class of certificates related to that loan group will equal the excess, if any, of:

o the interest deferred on the mortgage loans in the related loan group from the previous due date to the due date related to that distribution date, over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans in the related loan group during the calendar month prior to that distribution date (this amount is referred to as the "net deferred interest").

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans in a loan group will be allocated to the related classes of senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or a related IO Component will generally be an amount equal to the excess, if any, of:

o the amount of interest accrued on the class of certificates or the related IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

o the amount of interest that would have accrued if the pass-through rate for that class of certificates or related IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group (or both loan groups in the case of the subordinated certificates) and resulting from:

o     prepayments on the mortgage loans in that loan group; and

o reductions in the interest rate on the mortgage loans in that loan group due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group (or IO Components thereof) and the subordinated certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group related to the subordinated certificates), in each case before taking into account

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

--------------------------------------------------------------------------------

any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates and IO Components related to that loan group in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Carryover Shortfall Amount:

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the related rate cap, any resulting interest shortfall (referred to as a "carryover shortfall amount") may be paid on that distribution date or (except in the case of the Class M and Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components as described below under "--Priority of Distributions."

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, the principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans in the loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in the loan group; and

o in the case of net principal prepayments on the mortgage loans related to the loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

o if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan group are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The IO Components are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related

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

--------------------------------------------------------------------------------

      mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in the loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o subsequent recoveries with respect to the mortgage loans in the loan group;

o partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

o any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o the master servicing fee and additional servicing compensation due to the master servicer;

o     the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which, in the case of the prepayment charges received in respect of the mortgage loans in loan groups 1 and 2, are distributable only to the Class P-1 and Class 2-X Certificates, respectively); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o to interest on the interest-bearing classes of senior certificates and components relating to that loan group, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest on the IO

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

--------------------------------------------------------------------------------

      Components) will first be deposited into the carryover shortfall reserve fund;

o to principal of the classes of the senior certificates and the PO Components relating to that loan group and then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to interest on and principal, as applicable, of the classes of the senior certificates and components not relating to that loan group, in the order and subject to the priorities described under "Description of the Certificates -- Principal -- Transfer Payments" in this free writing prospectus;

o from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

o     from any remaining available funds, to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

o from amounts otherwise distributable to the Class 1-X IO-1 Component, concurrently, to the Class 1-A-1, Class 1-A-2 and 1-A-3 Certificates to pay carryover shortfall amounts of each class, pro rata, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates;

o from amounts otherwise distributable to the Class 2-X IO-1 Component, concurrently, concurrently, to the Class 2-A-1, Class 2-A-2 and 2-A-3 Certificates to pay carryover shortfall amounts of each class, pro rata, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates; and

o from amounts otherwise distributable to the Class 1-X IO-2 and Class 2-X IO-2 Components, sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, to pay carryover shortfall amounts of each such class.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the related class of Class X Certificates. Holders of the Class X Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to a related IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Additionally, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the LIBOR Certificates for the first distribution date, which amount will be distributed sequentially as follows:

o concurrently, to the senior certificates, pro rata, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates for that distribution date, and

o sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, to pay carryover shortfall amounts of each class; and

o any amounts remaining on deposit in the carryover shortfall reserve fund in excess of $1,000 after making all distributions on the first distribution date, to Countrywide Securities Corporation.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the related classes of senior certificates (or with respect to each class of Class X Certificates, the related PO Components) in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

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

--------------------------------------------------------------------------------

o with respect to loan group 1, sequentially, in the following order of priority:

      o to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

      o concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and Class 1-X PO-1 and Class 1-X PO-2 Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero; and

o with respect to loan group 2, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and Class 2-X PO-1 and Class 2-X PO-2 Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

o to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

o to the related classes of senior certificates (other than the IO Components), pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses otherwise allocated to

      o the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, will be allocated first, to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero, then to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero and then to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero, and

      o the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates will be allocated first to the Class 2-A-3 Certificates until its class certificate balance is reduced to zero, and then to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero and then to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will

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

--------------------------------------------------------------------------------

have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) related to that loan group in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the net principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates' pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R

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

--------------------------------------------------------------------------------

Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

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

                                The Mortgage Pool

See Annex A for a description of the prepayment charges applicable to the Mortgage Loans in loan group 2


                                 MORTGAGE LOANS

                                  Loan Program

                                                                                                Weighted
                                                                       Average     Weighted      Average     Weighted     Weighted
                                              Aggregate               Principal    Average      Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current       Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage    to Maturity    Credit   Loan-to-Value
Loan Program                      Loans      Outstanding     Loans        ($)       Rate (%)     (Months)     Score      Ratio (%)
-------------------------------  ---------  --------------  --------  -----------  ---------   -----------  --------   ------------
Eleventh District COFI ........      15    $    4,017,610      0.38%    267,841      7.006         353         686         79.7
One-Month LIBOR ...............       2         1,059,994      0.10     529,997      7.663         355         698         68.0
One-Year MTA ..................   2,885     1,063,081,749     99.52     368,486      4.839         378         695         74.6
                                  -----     -------------     -----
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                          Current Principal Balances(1)

                                                                                                Weighted
                                                                       Average     Weighted      Average     Weighted     Weighted
                                              Aggregate               Principal    Average      Remaining    Average     Average
Range of                         Number of    Principal       % of      Balance     Current       Term        FICO       Original
Current Mortgage                 Mortgage      Balance      Mortgage  Outstanding  Mortgage    to Maturity    Credit   Loan-to-Value
Loan Principal Balances ($)       Loans      Outstanding     Loans        ($)       Rate (%)     (Months)     Score      Ratio (%)
-------------------------------  ---------  --------------  --------  -----------  ---------   -----------  --------   ------------
        0.01 - 50,000.00 ......        9   $      350,341      0.03%     38,927      6.784         358         680         73.5
   50,000.01 - 100,000.00 .....       75        6,136,984      0.57      81,826      5.539         369         678         75.3
  100,000.01 - 150,000.00 .....      205       26,169,290      2.45     127,655      5.565         369         698         73.1
  150,000.01 - 200,000.00 .....      355       62,634,019      5.86     176,434      5.433         367         688         74.2
  200,000.01 - 250,000.00 .....      367       82,569,720      7.73     224,986      5.573         370         689         75.5
  250,000.01 - 300,000.00 .....      366      100,401,342      9.40     274,321      5.580         371         689         76.0
  300,000.01 - 350,000.00 .....      341      110,949,851     10.39     325,366      5.250         373         688         76.2
  350,000.01 - 400,000.00 .....      262       99,029,227      9.27     377,974      5.161         378         687         76.2
  400,000.01 - 450,000.00 .....      200       85,567,766      8.01     427,839      4.438         380         697         74.5
  450,000.01 - 500,000.00 .....      169       80,115,860      7.50     474,058      4.062         377         698         75.4
  500,000.01 - 550,000.00 .....      103       54,050,882      5.06     524,766      4.535         385         702         76.8
  550,000.01 - 600,000.00 .....       88       50,404,028      4.72     572,773      5.007         382         697         75.9
  600,000.01 - 650,000.00 .....      113       71,580,395      6.70     633,455      4.332         381         699         75.2
  650,000.01 - 700,000.00 .....       47       31,759,697      2.97     675,738      5.144         394         703         75.0
  700,000.01 - 750,000.00 .....       32       23,123,986      2.16     722,625      5.208         384         711         73.4
  750,000.01 - 1,000,000.00 ...      106       95,240,576      8.92     898,496      3.894         391         705         72.1
1,000,000.01 - 1,500,000.00 ...       47       57,471,660      5.38   1,222,801      3.917         375         706         69.1
1,500,000.01 - 2,000,000.00 ...       17       30,603,728      2.87   1,800,219      4.953         367         701         69.5
                                   -----   --------------    ------
  Total .......................    2,902   $1,068,159,354    100.00%
                                   =====   ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $368,077.

                           Original Principal Balances

                                                                                                Weighted
                                                                       Average     Weighted      Average    Weighted     Weighted
                                              Aggregate               Principal    Average      Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current       Term        FICO       Original
Range of                         Mortgage      Balance      Mortgage  Outstanding  Mortgage    to Maturity    Credit   Loan-to-Value
Original Principal Balances ($)   Loans      Outstanding     Loans        ($)       Rate (%)     (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------   -----------  --------   ------------
         0.01 - 50,000.00 .....       9    $      350,341      0.03%      38,927    6.784         358         680         73.5
   50,000.01 - 100,000.00 .....      80         6,638,501      0.62       82,981    5.650         370         680         73.9
  100,000.01 - 150,000.00 .....     206        26,571,403      2.49       128,987   5.589         368         697         73.4
  150,000.01 - 200,000.00 .....     365        64,940,468      6.08       177,919   5.483         367         688         73.8
  200,000.01 - 250,000.00 .....     355        80,390,888      7.53       226,453   5.538         370         689         75.7
  250,000.01 - 300,000.00 .....     370       101,862,268      9.54       275,303   5.603         371         690         75.9
  300,000.01 - 350,000.00 .....     336       109,640,744     10.26       326,312   5.223         373         688         76.3
  350,000.01 - 400,000.00 .....     271       102,846,838      9.63       379,509   5.239         378         687         76.1
  400,000.01 - 450,000.00 .....     189        81,245,011      7.61       429,868   4.296         381         697         74.6
  450,000.01 - 500,000.00 .....     168        79,441,038      7.44       472,863   4.035         377         698         75.5
  500,000.01 - 550,000.00 .....     103        54,047,783      5.06       524,736   4.536         386         702         76.6
  550,000.01 - 600,000.00 .....      91        52,215,361      4.89       573,795   5.072         382         698         76.1
  600,000.01 - 650,000.00 .....     116        73,680,425      6.90       635,176   4.401         381         697         75.1
  650,000.01 - 700,000.00 .....      43        29,251,696      2.74       680,272   5.001         395         704         74.8
  700,000.01 - 750,000.00 .....      30        21,720,623      2.03       724,021   5.105         382         713         73.4
  750,000.01 - 1,000,000.00 ...     111       100,273,296      9.39       903,363   4.031         392         705         72.0
1,000,000.01 - 1,500,000.00 ...      44        55,441,806      5.19     1,260,041   3.836         371         703         68.6
1,500,000.01 - 2,000,000.00 ...      15        27,600,863      2.58     1,840,058   4.737         368         705         70.4
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                             Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Alaska ........................       1    $      145,599      0.01%    145,599      4.250        359         696         90.0
Alabama .......................       3           432,753      0.04     144,251      8.065        355         685         92.0
Arizona .......................     157        44,339,131      4.15     282,415      5.554        365         704         75.4
California ....................   1,463       632,988,777     59.26     432,665      4.772        384         695         73.6
Colorado ......................      37        10,600,608      0.99     286,503      5.852        370         689         80.0
Connecticut ...................      21         7,941,985      0.74     378,190      4.873        358         685         71.9
District of Columbia ..........       5         1,728,632      0.16     345,726      5.515        359         655         76.9
Delaware ......................       5         2,883,243      0.27     576,649      5.756        359         712         62.4
Florida .......................     369       108,266,622     10.14     293,405      4.839        373         701         76.0
Georgia .......................      11         3,052,905      0.29     277,537      5.962        358         672         74.2
Hawaii ........................      29        14,102,105      1.32     486,279      3.653        384         694         69.2
Iowa ..........................       2           243,200      0.02     121,600      1.368        423         674         80.0
Idaho .........................      17         4,025,569      0.38     236,798      5.642        394         701         76.8
Illinois ......................      46        17,485,487      1.64     380,119      3.842        363         705         74.2
Indiana .......................      17         2,483,302      0.23     146,077      6.213        353         702         79.1
Kansas ........................       2           372,561      0.03     186,281      7.137        356         669         79.5
Kentucky ......................       4           375,638      0.04      93,910      5.112        358         650         79.3
Louisiana .....................       1            56,898      0.01      56,898      6.625        355         665         90.0
Massachusetts .................      28         8,086,745      0.76     288,812      4.752        360         708         73.5
Maryland ......................      47        15,550,167      1.46     330,855      4.745        370         688         73.7
Michigan ......................      39        10,409,918      0.97     266,921      5.816        361         690         80.4
Minnesota .....................      25         6,376,629      0.60     255,065      5.389        366         685         77.8
Missouri ......................       5         1,527,972      0.14     305,594      5.182        359         725         77.5
Montana .......................       2           376,492      0.04     188,246      7.085        355         655         80.2
North Carolina ................       4         1,069,194      0.10     267,299      6.726        356         692         86.2
North Dakota ..................       1            94,985      0.01      94,985      7.625        355         633         94.0
New Hampshire .................       7         2,032,894      0.19     290,413      3.040        379         655         77.3
New Jersey ....................      52        18,452,187      1.73     354,850      4.016        359         694         77.1
New Mexico ....................       4           720,636      0.07     180,159      4.077        358         666         68.4
Nevada ........................     157        46,362,674      4.34     295,304      5.042        374         690         77.0
New York ......................      39        16,330,841      1.53     418,740      4.638        364         691         73.8
Ohio ..........................      19         3,215,535      0.30     169,239      4.217        360         689         80.7
Oklahoma ......................       3           328,185      0.03     109,395      7.183        359         633         84.3

----------
(1) As of the cut-off date, no more than approximately 0.48% of the Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                             Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Oregon ........................      22         6,356,075      0.60     288,913      4.771        368         693         78.2
Pennsylvania ..................      32         5,816,852      0.54     181,777      4.783        358         678         79.0
Rhode Island ..................       4         1,039,063      0.10     259,766      7.114        357         684         80.1
South Carolina ................       9         3,236,996      0.30     359,666      4.646        359         704         75.5
Tennessee .....................       8         1,647,305      0.15     205,913      6.091        373         671         80.2
Texas .........................      27         6,038,904      0.57     223,663      5.969        397         681         78.1
Utah ..........................      23         7,125,745      0.67     309,815      2.786        359         681         78.0
Virginia ......................      75        31,376,292      2.94     418,351      5.657        365         697         78.3
Washington ....................      63        19,683,936      1.84     312,443      5.346        367         698         76.9
Wisconsin .....................      15         3,146,260      0.29     209,751      4.487        364         678         77.1
West Virginia .................       2           231,855      0.02     115,928      3.377        360         650         55.4
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Original                Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan-to-Value Ratios (%)          Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
 0.01 - 50.00 .................     102    $   29,133,313      2.73%    285,621      4.673        395         702         38.8
50.01 - 55.00 .................      54        21,373,039      2.00     395,797      3.918        374         712         53.0
55.01 - 60.00 .................      93        36,127,180      3.38     388,464      4.614        379         698         57.8
60.01 - 65.00 .................     126        47,091,752      4.41     373,744      4.427        390         684         63.3
65.01 - 70.00 .................     344       142,728,090     13.36     414,907      4.240        385         699         68.9
70.01 - 75.00 .................     480       212,290,200     19.87     442,271      4.838        384         692         74.2
75.01 - 80.00 .................    1,422      507,421,460     47.50     356,836      4.884        373         697         79.5
80.01 - 85.00 .................      48        13,055,851      1.22     271,997      6.424        358         676         83.9
85.01 - 90.00 .................     163        41,262,521      3.86     253,144      6.670        357         687         89.2
90.01 - 95.00 .................      70        17,675,948      1.65     252,514      6.544        357         703         94.8
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.64%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Current                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
0.501 - 1.000 .................     257    $  117,143,299     10.97%    455,811      1.000        361         699         71.2
1.001 - 1.500 .................     406       171,745,342     16.08     423,018      1.442        388         693         73.6
1.501 - 2.000 .................     194        80,444,277      7.53     414,661      1.840        404         690         74.0
2.001 - 2.500 .................      67        21,278,032      1.99     317,583      2.398        370         684         78.0
2.501 - 3.000 .................      36         9,600,795      0.90     266,689      2.932        377         689         79.7
3.001 - 3.500 .................      13         3,388,309      0.32     260,639      3.310        367         674         82.7
3.501 - 4.000 .................       7         1,451,880      0.14     207,411      3.735        396         670         80.2
4.001 - 4.500 .................       4         1,394,756      0.13     348,689      4.306        360         667         90.8
4.501 - 5.000 .................       2         1,097,496      0.10     548,748      4.671        359         670         75.8
5.001 - 5.500 .................       4         2,047,868      0.19     511,967      5.431        355         690         77.6
5.501 - 6.000 .................      27        13,985,916      1.31     517,997      5.880        362         712         69.8
6.001 - 6.500 .................     261       100,357,912      9.40     384,513      6.375        373         709         74.2
6.501 - 7.000 .................     885       307,758,981     28.81     347,750      6.848        367         697         74.9
7.001 - 7.500 .................     654       211,536,030     19.80     323,450      7.204        389         690         75.8
7.501 - 8.000 .................      68        20,000,944      1.87     294,132      7.764        369         687         82.9
8.001 - 8.500 .................      13         3,915,594      0.37     301,200      8.200        357         682         89.5
8.501 - 9.000 .................       4         1,011,923      0.09     252,981      8.625        358         668         90.7
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 4.850% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 4.834% per annum.

                          Types of Mortgaged Properties

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                     Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Single Family Residence .......   1,750    $  651,063,303     60.95%    372,036      4.834        379         692         74.1

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                     Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Planned Unit Development ......     596       239,832,951     22.45     402,404      4.889        378         700         75.5
Low-rise Condominium ..........     303        79,309,191      7.42     261,747      4.986        372         702         76.5
2-4 Family Residence ..........     202        76,944,181      7.20     380,912      4.910        373         703         74.2
High-rise Condominium .........      50        20,452,765      1.91     409,055      4.090        360         704         76.4
Cooperative ...................       1           556,963      0.05     556,963      6.375        355         803         80.0
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                            Purpose of Mortgage Loans

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Purpose                      Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Refinance (cash-out) ..........   1,515    $  539,116,332     50.47%    355,852      5.028        379         691         72.1
Purchase ......................    915        349,450,550     32.72     381,913      4.775        375         705         78.1
Refinance (rate/term) .........    472        179,592,472     16.81     380,493      4.460        378         689         75.4
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                               Occupancy Types(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Occupancy Type                    Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Primary Residence .............   2,238    $  877,465,482     82.15%    392,076      4.788        379         693         74.8
Investment Property ...........     501       133,249,530     12.47     265,967      5.255        370         707         73.3
Secondary Residence ...........     163        57,444,341      5.38     352,419      4.851        374         711         75.9
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Remaining Term                   Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)              Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     176    $   73,154,644      6.85%    415,651      1.522        480         701         72.7
479 ...........................     162        67,753,260      6.34     418,230      6.907        479         707         70.6
478 ...........................      35        14,565,654      1.36     416,162      7.076        478         706         68.6
477 ...........................       5         3,126,013      0.29     625,203      7.111        477         723         73.0
476 ...........................      18         9,652,763      0.90     536,265      6.782        476         725         74.2
475 ...........................       7         3,252,333      0.30     464,619      6.695        475         726         77.3
360 ...........................     731       306,087,117     28.66     418,724      1.488        360         692         73.9
359 ...........................     550       214,496,152     20.08     389,993      6.547        359         693         74.7
358 ...........................     201        80,012,708      7.49     398,073      6.070        358         690         75.2
357 ...........................     234        64,769,048      6.06     276,791      6.901        357         689         76.7
356 ...........................     247        70,992,010      6.65     287,417      6.820        356         691         75.0
355 ...........................     428       127,035,990     11.89     296,813      6.973        355         699         77.5
354 ...........................      55        16,385,822      1.53     297,924      6.913        354         702         80.4
353 ...........................      21         7,006,886      0.66     333,661      6.894        353         705         77.5
352 ...........................      12         3,544,028      0.33     295,336      6.781        352         709         78.6
351 ...........................       7         3,215,261      0.30     459,323      6.218        351         727         76.1
350 ...........................       8         1,552,749      0.15     194,094      6.529        350         704         77.5
349 ...........................       2           741,482      0.07     370,741      6.718        349         707         80.0
348 ...........................       2           538,002      0.05     269,001      6.483        348         725         80.0
345 ...........................       1           277,431      0.03     277,431      6.375        345         644         80.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 377 months.

                          Original Terms to Maturity(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Original Term                    Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)              Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     403    $  171,504,667     16.06%    425,570      4.617        479         706         71.7
360 ...........................   2,499       896,654,687     83.94     358,805      4.894        358         693         75.2
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the Mortgage Loans was approximately 379 months.

                             Documentation Programs

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Documentation Program             Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Reduced .......................   2,367    $  896,051,705     83.89%    378,560      4.678        378         696         74.2
Full/Alternative ..............     497       153,110,557     14.33     308,070      5.609        368         692         76.8
No Income/No Asset ............      18         8,017,461      0.75     445,414      6.918        401         717         77.6
No Ratio ......................      11         5,696,229      0.53     517,839      6.926        381         690         78.1
Stated Income/Stated Asset ....       9         5,283,402      0.49     587,045      6.524        431         710         75.8
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                              FICO Credit Scores(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of                         Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
FICO Credit Scores                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
561 - 580 .....................       1    $      308,465      0.03%    308,465      7.000        356         566         80.0
581 - 600 .....................       1           251,599      0.02     251,599      7.000        355         589         80.0
601 - 620 .....................      34        12,617,674      1.18     371,108      4.672        381         615         75.2
621 - 640 .....................     307        97,080,332      9.09     316,223      4.691        368         632         74.2
641 - 660 .....................     434       139,206,732     13.03     320,753      4.735        370         651         74.2
661 - 680 .....................     550       200,790,928     18.80     365,074      4.972        379         670         74.6
681 - 700 .....................     480       188,081,182     17.61     391,836      4.968        376         690         75.5
701 - 720 .....................     314       129,112,774     12.09     411,187      4.769        379         710         75.4
721 - 740 .....................     256        94,086,869      8.81     367,527      4.939        383         730         75.3
741 - 760 .....................     219        83,526,369      7.82     381,399      4.815        383         750         74.9
761 - 780 .....................     171        75,291,938      7.05     440,304      4.841        381         769         73.0
781 - 800 .....................      85        33,312,169      3.12     391,908      4.564        390         790         72.0
801 - 820 .....................      32         9,975,017      0.93     311,719      5.135        390         806         70.3
Unknown .......................      18         4,517,306      0.42     250,961      4.363        363         N/A         75.9
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 695.

                    Prepayment Charge Periods at Origination

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Prepayment Charge Period         Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
(Months)                          Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
0 .............................     442    $  195,034,975     18.26%    441,256      3.193         379         709         74.0
6 .............................       3         1,565,288      0.15     521,763      6.168         355         652         80.0
12 ............................     354       144,485,913     13.53     408,152      6.539         359         699         75.6
21 ............................       1           973,128      0.09     973,128      6.569         356         698         75.0
24 ............................      20         9,374,759      0.88     468,738      6.566         355         697         76.5
36 ............................   2,080       716,352,351     67.06     344,400      4.931         381         691         74.6
60 ............................       2           372,941      0.03     186,470      7.037         355         694         72.3
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                        Months to Next Adjustment Date(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Months to Next Adjustment        Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Date                              Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   2,802    $1,030,064,224     96.43%    367,617      4.955        378         695         74.7
2 .............................      46        14,954,463      1.40     325,097      2.000        368         692         71.3
3 .............................      54        23,140,666      2.17     428,531      2.028        365         725         73.6
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans was approximately 1 month.

                                Gross Margins(1)


                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Range of Gross Margins (%)        Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................      10    $    5,641,454      0.53%    564,145      3.457        358         697         79.1
2.001 - 3.000 .................     560       222,588,942     20.84     397,480      5.055        373         708         72.8
3.001 - 4.000 .................   2,239       812,631,243     76.08     362,944      4.737        379         692         74.8
4.001 - 5.000 .................      92        27,152,115      2.54     295,132      6.833        363         685         84.4
5.001 - 6.000 .................       1           145,599      0.01     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.284% per annum.

                            Maximum Mortgage Rates(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Maximum                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
 9.001 - 10.000 ...............   2,860    $1,050,045,225     98.30%    367,149      4.821        377         695         74.6
10.001 - 11.000 ...............      12         5,530,407      0.52     460,867      6.465        443         731         74.2
11.001 - 12.000 ...............      28        11,787,238      1.10     420,973      6.515        429         701         78.8
13.000 - 14.000 ...............       1           294,439      0.03     294,439      7.125        356         699         80.0
17.001 - 18.000 ...............       1           502,045      0.05     502,045      6.875        356         705         80.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.976% per annum.

                        Initial Interest Adjustment Dates

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Initial Interest                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Adjustment Date                   Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
March 1, 2006 .................   2,802    $1,030,064,224     96.43%    367,617      4.955        378         695         74.7
April 1, 2006 .................      46        14,954,463      1.40     325,097      2.000        368         692         71.3
May 1, 2006 ...................      54        23,140,666      2.17     428,531      2.028        365         725         73.6
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Fixed Mortgage Rate              Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (months)                   Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   2,643    $  977,732,959     91.53%    369,933      4.919        378         694         74.7
3 .............................     259        90,426,395      8.47     349,137      4.096        368         708         73.8
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Minimum                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................      10    $    5,641,454      0.53%    564,145      3.457        358         697         79.1
2.001 - 3.000 .................     560       222,588,942     20.84     397,480      5.055        373         708         72.8
3.001 - 4.000 .................   2,239       812,631,243     76.08     362,944      4.737        379         692         74.8
4.001 - 5.000 .................      92        27,152,115      2.54     295,132      6.833        363         685         84.4
5.001 - 6.000 .................       1           145,599      0.01     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 3.284% per annum.

                        Maximum Negative Amortization(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Maximum Negative                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Amortization (%)                  Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
110 ...........................      58    $   28,122,707      2.63%    484,874      6.251        412         702         75.2
115 ...........................   2,844     1,040,036,647     97.37     365,695      4.812        377         695         74.6
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                                  LOAN GROUP 1

                                  Loan Program

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Program                     Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Eleventh District COFI ........       8    $    2,240,095      1.11%    280,012      7.121        354         670         79.7
One-Month LIBOR ...............       1           359,110      0.18     359,110      7.250        355         639         86.3
One-Year MTA ..................     750       199,315,435     98.71     265,754      5.332        370         679         75.0
                                    ---    --------------    ------
                                    759    $  201,914,640    100.00%
                                    ===    ==============    ======

                          Current Principal Balances(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
Range of                         Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Current Mortgage                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Principal Balances ($)      Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
      0.01 - 50,000.00 ........       1    $       46,686      0.02%    46,686       7.000        359         679         90.0
 50,000.01 - 100,000.00 .......      22         1,845,965      0.91     83,907       6.514        361         686         73.7
100,000.01 - 150,000.00 .......      57         7,037,202      3.49     123,460      5.562        368         698         71.0
150,000.01 - 200,000.00 .......     111        19,533,867      9.67     175,981      6.061        363         686         74.7
200,000.01 - 250,000.00 .......     148        33,130,212     16.41     223,853      5.765        367         682         74.1
250,000.01 - 300,000.00 .......     145        39,594,595     19.61     273,066      5.620        370         682         74.4
300,000.01 - 350,000.00 .......     133        43,297,196     21.44     325,543      5.258        372         674         77.1
350,000.01 - 400,000.00 .......     104        39,497,488     19.56     379,784      4.697        374         673         75.5
400,000.01 - 450,000.00 .......      22         8,997,110      4.46     408,960      5.124        369         671         72.1
450,000.01 - 500,000.00 .......       5         2,379,939      1.18     475,988      2.752        383         659         75.2
500,000.01 - 550,000.00 .......       3         1,560,003      0.77     520,001      5.127        356         697         73.8
550,000.01 - 600,000.00 .......       3         1,671,467      0.83     557,156      3.085        399         715         80.0
600,000.01 - 650,000.00 .......       2         1,264,500      0.63     632,250      3.892        358         666         74.9
650,000.01 - 700,000.00 .......       2         1,345,752      0.67     672,876      6.627        356         690         77.5
700,000.01 - 750,000.00 .......       1           712,657      0.35     712,657      7.000        359         697         75.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 was approximately $266,027.

                           Original Principal Balances

                                                                                                Weighted
                                Number of                    % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Principal Balances ($)           Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
      0.01 - 50,000.00 ........       1    $       46,686      0.02%    46,686       7.000        359         679         90.0
 50,000.01 - 100,000.00 .......      24         2,046,738      1.01     85,281       6.562        360         687         72.4
100,000.01 - 150,000.00 .......      60         7,588,952      3.76     126,483      5.669        367         696         71.1
150,000.01 - 200,000.00 .......     113        20,186,042     10.00     178,638      6.083        364         687         74.2
200,000.01 - 250,000.00 .......     145        32,728,934     16.21     225,717      5.750        367         681         74.1
250,000.01 - 300,000.00 .......     145        39,795,434     19.71     274,451      5.627        369         682         74.8
300,000.01 - 350,000.00 .......     130        42,444,778     21.02     326,498      5.227        372         675         77.0
350,000.01 - 400,000.00 .......     109        41,557,800     20.58     381,264      4.827        375         672         75.5
400,000.01 - 450,000.00 .......      16         6,584,958      3.26     411,560      4.337        366         670         71.2
450,000.01 - 500,000.00 .......       5         2,379,939      1.18     475,988      2.752        383         659         75.2
500,000.01 - 550,000.00 .......       3         1,560,003      0.77     520,001      5.127        356         697         73.8
550,000.01 - 600,000.00 .......       3         1,671,467      0.83     557,156      3.085        399         715         80.0
600,000.01 - 650,000.00 .......       2         1,264,500      0.63     632,250      3.892        358         666         74.9
650,000.01 - 700,000.00 .......       2         1,345,752      0.67     672,876      6.627        356         690         77.5
700,000.01 - 750,000.00 .......       1           712,657      0.35     712,657      7.000        359         697         75.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Alabama .......................       1    $      175,258      0.09%    175,258      8.625        357         738         95.0
Arizona .......................      46         9,566,932      4.74     207,977      6.565        356         696         75.9
California ....................     437       130,268,990     64.52     298,098      5.071        375         676         73.7
Colorado ......................       7         1,251,005      0.62     178,715      6.827        356         686         75.7
Connecticut ...................       9         1,918,628      0.95     213,181      6.639        356         687         78.3
Delaware ......................       2           630,439      0.31     315,219      4.394        358         670         77.3
Florida .......................      53        11,466,405      5.68     216,347      6.127        361         701         77.6
Georgia .......................       4           775,176      0.38     193,794      6.641        357         652         83.0
Hawaii ........................       7         3,042,378      1.51     434,625      4.181        398         659         69.5
Iowa ..........................       2           243,200      0.12     121,600      1.368        423         674         80.0

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Idaho .........................       6         1,083,630      0.54     180,605      5.192        394         681         75.8
Illinois ......................      10         2,052,475      1.02     205,247      4.937        358         673         81.5
Indiana .......................       2           388,350      0.19     194,175      6.746        352         706         72.6
Kansas ........................       2           372,561      0.18     186,281      7.137        356         669         79.5
Kentucky ......................       1           139,982      0.07     139,982      7.125        357         641         80.0
Massachusetts .................      11         3,096,035      1.53     281,458      4.824        358         684         77.2
Maryland ......................      11         2,424,913      1.20     220,447      6.607        356         666         77.1
Michigan ......................       6           989,590      0.49     164,932      7.397        355         664         90.9
Minnesota .....................      11         2,099,793      1.04     190,890      5.777        357         683         76.8
Missouri ......................       2           440,172      0.22     220,086      5.616        359         641         76.8
Montana .......................       1           180,627      0.09     180,627      6.500        356         679         69.5
North Dakota ..................       1            94,985      0.05     94,985       7.625        355         633         94.0
New Hampshire .................       3           679,296      0.34     226,432      4.472        416         681         74.6
New Jersey ....................      11         2,544,325      1.26     231,302      4.282        358         651         79.9
New Mexico ....................       1           321,085      0.16     321,085      1.000        360         650         53.9
Nevada ........................      36         8,766,771      4.34     243,521      6.709        355         694         77.4
New York ......................      11         3,328,643      1.65     302,604      4.326        371         668         75.6
Ohio ..........................       2           440,221      0.22     220,110      7.104        355         665         95.0
Oklahoma ......................       1            63,645      0.03     63,645       7.250        357         650         74.9
Oregon ........................       4           992,301      0.49     248,075      6.784        355         723         78.4
Pennsylvania ..................       8           960,661      0.48     120,083      6.872        356         693         81.5
Rhode Island ..................       2           543,157      0.27     271,578      6.989        356         705         85.2
South Carolina ................       3           743,908      0.37     247,969      5.002        358         737         80.0
Tennessee .....................       1           176,643      0.09     176,643      6.375        356         616         90.0
Texas .........................       9         1,929,105      0.96     214,345      4.855        374         678         80.3
Utah ..........................       7         1,635,819      0.81     233,688      4.400        358         667         76.8
Virginia ......................      10         2,201,980      1.09     220,198      6.567        357         686         76.3
Washington ....................      14         3,243,931      1.61     231,709      6.269        357         687         80.7
Wisconsin .....................       3           501,629      0.25     167,210      4.964        357         682         80.7
West Virginia .................       1           140,000      0.07     140,000      1.000        360         633         36.4
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, no more than approximately 0.89% of the Mortgage Loans in Loan Group 1 was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan-to-Value Ratios (%)         Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
 0.01 - 50.00 .................      31    $    6,531,587      3.23%    210,696      6.111        393         709         39.2
50.01 - 55.00 .................      14         3,061,308      1.52     218,665      3.952        384         692         52.6
55.01 - 60.00 .................      25         6,436,572      3.19     257,463      4.487        362         665         57.7
60.01 - 65.00 .................      39        10,708,085      5.30     274,566      5.025        379         674         62.9
65.01 - 70.00 .................      74        19,944,626      9.88     269,522      4.918        382         681         68.9
70.01 - 75.00 .................     138        37,303,452     18.47     270,315      5.547        367         663         74.2
75.01 - 80.00 .................     365       100,658,352     49.85     275,776      5.199        369         685         79.6
80.01 - 85.00 .................      19         5,174,170      2.56     272,325      6.272        358         670         83.7
85.01 - 90.00 .................      34         7,332,109      3.63     215,650      7.104        356         677         88.8
90.01 - 95.00 .................      20         4,764,378      2.36     238,219      7.064        356         674         94.7
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 was approximately 75.03%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Current                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0.501 - 1.000 .................      51    $   15,162,180      7.51%      297,298   1.000         360         671         70.5
1.001 - 1.500 .................      75        22,250,004     11.02       296,667   1.439         389         663         74.7
1.501 - 2.000 .................      55        16,534,640      8.19       300,630   1.896         398         658         75.5
2.001 - 2.500 .................      15         3,718,170      1.84       247,878   2.342         387         651         75.9
2.501 - 3.000 .................       3           562,500      0.28       187,500   2.939         360         737         86.1
3.001 - 3.500 .................       4         1,108,406      0.55       277,102   3.295         359         645         81.4
5.001 - 5.500 .................       1           154,762      0.08       154,762   5.375         358         816         88.6
5.501 - 6.000 .................       3           822,382      0.41       274,127   5.910         357         691         78.8
6.001 - 6.500 .................      76        19,996,714      9.90       263,115   6.394         357         694         74.0
6.501 - 7.000 .................     267        68,832,367     34.09       257,799   6.839         362         685         74.9
7.001 - 7.500 .................     186        46,889,467     23.22       252,094   7.213         371         683         75.2
7.501 - 8.000 .................      19         4,687,716      2.32       246,722   7.764         366         683         86.2
8.001 - 8.500 .................       3         1,020,075      0.51       340,025   8.125         357         674         87.4
8.501 - 9.000 .................       1           175,258      0.09       175,258   8.625         357         738         95.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 5.355% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 5.330% per annum.

                          Types of Mortgaged Properties

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                    Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Single Family Residence .......     477    $  125,844,639     62.33%      263,825   5.251         374         673         74.1
Planned Unit Development ......     118        31,027,748     15.37       262,947   5.783         365         690         77.5
Low-rise Condominium ..........     106        25,642,769     12.70       241,913   5.317         366         685         77.5
2-4 Family Residence ..........      52        17,953,303      8.89       345,256   5.458         360         695         73.9
High-rise Condominium .........       6         1,446,182      0.72       241,030   4.589         358         693         77.1
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                            Purpose of Mortgage Loans

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Purpose                     Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Refinance (cash-out) ..........     409    $  105,984,306     52.49%    259,130      5.720        369         677         71.9
Purchase ......................     224        60,721,416     30.07     271,078      5.211        370         691         79.3
Refinance (rate/term) .........     126        35,208,918     17.44     279,436      4.504        372         665         77.1
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                               Occupancy Types(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Occupancy Type                   Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Primary Residence .............     579    $  160,407,321     79.44%    277,042      5.204        371         672         74.8
Investment Property ...........     138        31,143,659     15.42     225,679      6.424        361         708         74.6
Secondary Residence ...........      42        10,363,661      5.13     246,754      4.483        378         701         79.4
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Remaining Term                    Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................      38    $   11,361,881      5.63%    298,997      1.576        480         677         74.5
479 ...........................      23         6,007,086      2.98     261,178      6.874        479         701         66.9
478 ...........................      10         2,664,221      1.32     266,422      6.991        478         708         58.9
476 ...........................       2           787,435      0.39     393,717      7.202        476         740         69.6
475 ...........................       1           282,003      0.14     282,003      6.968        475         695         70.0
360 ...........................     153        44,276,660     21.93     289,390      1.513        360         659         74.2
359 ...........................     103        30,405,824     15.06     295,202      6.713        359         665         76.6
358 ...........................      47        13,269,381      6.57     282,327      6.196        358         692         75.0
357 ...........................      62        14,031,059      6.95     226,307      6.847        357         686         77.7
356 ...........................     106        26,853,592     13.30     253,336      6.835        356         681         74.0
355 ...........................     188        44,827,935     22.20     238,446      6.997        355         693         76.6
354 ...........................      15         3,678,531      1.82     245,235      7.000        354         697         78.9
353 ...........................       4         1,269,919      0.63     317,480      7.167        353         658         80.0
352 ...........................       1           348,114      0.17     348,114      7.125        352         712         80.0
351 ...........................       1           378,105      0.19     378,105      6.375        351         788         47.1
350 ...........................       1           262,985      0.13     262,985      6.625        350         732         69.1
349 ...........................       1           394,478      0.20     394,478      6.250        349         744         80.0
348 ...........................       2           538,002      0.27     269,001      6.483        348         725         80.0
345 ...........................       1           277,431      0.14     277,431      6.375        345         644         80.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 was approximately 370 months.

                          Original Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Original Term                     Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................      74    $   21,102,625     10.45%    285,171      4.050        479         690         70.1
360 ...........................     685       180,812,016     89.55     263,959      5.507        357         678         75.6
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the Mortgage Loans in Loan Group 1 was approximately 373 months.

                             Documentation Programs

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Documentation Program            Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Reduced .......................     644    $  175,838,472     87.09%    273,041      5.189        372         678         74.4
Full/Alternative ..............     109        24,340,773     12.05     223,310      6.443        358         684         79.1
No Income/No Asset ............       5         1,399,660      0.69     279,932      6.813        390         728         77.0
No Ratio ......................       1           335,736      0.17     335,736      7.219        356         715         80.0
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                              FICO Credit Scores(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of                          Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
FICO Credit Scores               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
561 - 580 .....................       1    $      308,465      0.15%    308,465      7.000        356         566         80.0
581 - 600 .....................       1           251,599      0.12     251,599      7.000        355         589         80.0
601 - 620 .....................       4         1,179,810      0.58     294,952      5.148        398         618         76.9
621 - 640 .....................     128        36,080,813     17.87     281,881      4.766        367         631         74.2
641 - 660 .....................     166        44,697,319     22.14     269,261      4.875        367         650         75.4
661 - 680 .....................     146        39,673,724     19.65     271,738      5.048        372         670         74.2
681 - 700 .....................     109        28,734,049     14.23     263,615      5.726        368         691         77.0
701 - 720 .....................      56        15,214,982      7.54     271,696      6.144        375         710         77.1
721 - 740 .....................      55        12,810,759      6.34     232,923      6.249        375         729         76.9
741 - 760 .....................      39         9,023,862      4.47     231,381      6.147        364         751         73.8
761 - 780 .....................      31         8,104,395      4.01     261,432      6.643        378         769         74.3
781 - 800 .....................      15         3,990,854      1.98     266,057      5.331        374         788         64.4
801 - 820 .....................       8         1,844,009      0.91     230,501      6.744        392         809         70.1
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 was approximately 679.

                    Prepayment Charge Periods at Origination

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Prepayment Charge                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (Months)                  Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0 .............................     137    $   37,548,793     18.60%    274,079      3.621        380         676         74.8
6 .............................       1           620,500      0.31     620,500      6.375        355         623         80.0
12 ............................     103        26,765,216     13.26     259,856      6.676        357         687         77.3
24 ............................       8         2,124,788      1.05     265,599      6.530        356         714         71.6
36 ............................     509       134,592,715     66.66     264,426      5.549        370         678         74.7
60 ............................       1           262,629      0.13     262,629      7.000        355         657         85.0
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                        Months to Next Adjustment Date(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Months to Next Adjustment         Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Date                             Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................     741    $  197,109,534     97.62%     266,005     5.433        370         680         75.1
2 .............................       7         1,864,037      0.92      266,291     2.220        372         657         72.1
3 .............................      11         2,941,070      1.46      267,370     2.102        393         653         69.7
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans in Loan Group 1 was approximately 1 month.

                                Gross Margins(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Range of Gross Margins (%)       Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................       1    $      154,762      0.08%    154,762      5.375        358         816         88.6
2.001 - 3.000 .................     156        42,304,825     20.95     271,185      5.751        362         692         73.3
3.001 - 4.000 .................     576       152,550,050     75.55     264,844      5.159        373         675         75.0
4.001 - 5.000 .................      26         6,905,004      3.42     265,577      7.259        356         681         85.5
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 3.316% per annum.

                            Maximum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Maximum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------

 9.001 - 10.000 ...............     748    $  198,565,307     98.34%    265,462      5.333        370         679         75.0
10.001 - 11.000 ...............       4         1,211,455      0.60     302,864      6.485        396         686         79.7
11.001 - 12.000 ...............       6         1,843,440      0.91     307,240      6.651        401         692         77.9
13.001 - 14.000 ...............       1           294,439      0.15     294,439      7.125        356         699         80.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 9.975% per annum.


                        Initial Interest Adjustment Dates

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Initial Interest                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Adjustment Date                  Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
March 1, 2006 .................     741    $  197,109,534     97.62%    266,005      5.433        370         680         75.1
April 1, 2006 .................       7         1,864,037      0.92     266,291      2.220        372         657         72.1
May 1, 2006 ...................      11         2,941,070      1.46     267,370      2.102        393         653         69.7
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======


                          Fixed Mortgage Rate Period(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Fixed Mortgage Rate               Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (months)                  Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................     696    $  185,015,339     91.63%    265,827      5.386        370         677         75.2
3 .............................      63        16,899,301      8.37     268,243      5.014        370         702         73.6
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans in Loan Group 1 are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Minimum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................       1    $      154,762      0.08%    154,762       5.375       358         816         88.6
2.001 - 3.000 .................     156        42,304,825     20.95     271,185       5.751       362         692         73.3
3.001 - 4.000 .................     576       152,550,050     75.55     264,844       5.159       373         675         75.0
4.001 - 5.000 .................      26         6,905,004      3.42     265,577       7.259       356         681         85.5
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 3.316% per annum.

                        Maximum Negative Amortization(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Maximum Negative                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Amortization (%)                 Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
110 ...........................      10    $    3,720,865      1.84%    372,086      6.577        402         687         73.9
115 ...........................     749       198,193,776     98.16     264,611      5.332        369         679         75.1
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                                  LOAN GROUP 2

                                  Loan Program

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Program                     Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Eleventh District COFI ........       7    $    1,777,515      0.21%    253,931      6.861        353         705         79.7
One-Month LIBOR ...............       1           700,884      0.08     700,884      7.875        355         728         58.7
One-Year MTA ..................   2,135       863,766,314     99.71     404,574      4.725        379         699         74.5
                                  -----    --------------    ------
                                  2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                          Current Principal Balances(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
Range of                         Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Current Mortgage                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Principal Balances ($)      Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
        0.01 -  50,000.00 .....       8    $      303,654      0.04%      37,957     6.751        358         680         71.0
   50,000.01 - 100,000.00 .....      53         4,291,019      0.50       80,963     5.120        373         674         75.9
  100,000.01 - 150,000.00 .....     148        19,132,087      2.21      129,271     5.567        369         697         73.9
  150,000.01 - 200,000.00 .....     244        43,100,152      4.98      176,640     5.148        369         688         73.9
  200,000.01 - 250,000.00 .....     219        49,439,508      5.71      225,751     5.445        372         694         76.4
  250,000.01 - 300,000.00 .....     221        60,806,747      7.02      275,144     5.554        372         694         76.9
  300,000.01 - 350,000.00 .....     208        67,652,655      7.81      325,253     5.244        374         697         75.6
  350,000.01 - 400,000.00 .....     158        59,531,739      6.87      376,783     5.468        380         697         76.6
  400,000.01 - 450,000.00 .....     178        76,570,656      8.84      430,172     4.358        382         701         74.8
  450,000.01 - 500,000.00 .....     164        77,735,921      8.97      474,000     4.102        377         699         75.4
  500,000.01 - 550,000.00 .....     100        52,490,879      6.06      524,909     4.518        386         702         76.9
  550,000.01 - 600,000.00 .....      85        48,732,561      5.63      573,324     5.073        381         696         75.8
  600,000.01 - 650,000.00 .....     111        70,315,896      8.12      633,477     4.340        381         699         75.2
  650,000.01 - 700,000.00 .....      45        30,413,945      3.51      675,865     5.078        395         703         74.8
  700,000.01 - 750,000.00 .....      31        22,411,329      2.59      722,946     5.151        385         711         73.3
  750,000.01 - 1,000,000.00 ...     106        95,240,576     10.99      898,496     3.894        391         705         72.1
1,000,000.01 - 1,500,000.00 ...      47        57,471,660      6.63    1,222,801     3.917        375         706         69.1
1,500,000.01 - 2,000,000.00 ...      17        30,603,728      3.53    1,800,219     4.953        367         701         69.5
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 was approximately $404,221.

                           Original Principal Balances

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Principal Balances ($)           Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
        0.01 - 50,000.00 ......       8    $      303,654      0.04%      37,957     6.751        358         680         71.0
   50,000.01 - 100,000.00 .....      56         4,591,763      0.53       81,996     5.243        375         676         74.5
  100,000.01 - 150,000.00 .....     146        18,982,451      2.19      130,017     5.556        368         697         74.2
  150,000.01 - 200,000.00 .....     252        44,754,425      5.17      177,597     5.212        368         689         73.6
  200,000.01 - 250,000.00 .....     210        47,661,954      5.50      226,962     5.392        373         694         76.7
  250,000.01 - 300,000.00 .....     225        62,066,835      7.17      275,853     5.588        372         695         76.6
  300,000.01 - 350,000.00 .....     206        67,195,966      7.76      326,194     5.220        374         696         75.9
  350,000.01 - 400,000.00 .....     162        61,289,038      7.08      378,327     5.518        379         698         76.5
  400,000.01 - 450,000.00 .....     173        74,660,053      8.62      431,561     4.292        382         700         74.9
  450,000.01 - 500,000.00 .....     163        77,061,099      8.90      472,767     4.075        377         699         75.5
  500,000.01 - 550,000.00 .....     100        52,487,779      6.06      524,878     4.519        387         703         76.7
  550,000.01 - 600,000.00 .....      88        50,543,894      5.83      574,362     5.138        381         698         75.9
  600,000.01 - 650,000.00 .....     114        72,415,926      8.36      635,227     4.410        382         697         75.1
  650,000.01 - 700,000.00 .....      41        27,905,944      3.22      680,633     4.923        396         705         74.7
  700,000.01 - 750,000.00 .....      29        21,007,967      2.43      724,413     5.040        383         713         73.3
  750,000.01 - 1,000,000.00 ...     111       100,273,296     11.58      903,363     4.031        392         705         72.0
1,000,000.01 - 1,500,000.00 ...      44        55,441,806      6.40    1,260,041     3.836        371         703         68.6
1,500,000.01 - 2,000,000.00 ...      15        27,600,863      3.19    1,840,058     4.737        368         705         70.4
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Alaska ........................       1    $      145,599      0.02%    145,599      4.250        359         696         90.0
Alabama .......................       2           257,495      0.03     128,747      7.684        354         649         90.0
Arizona .......................     111        34,772,199      4.01     313,263      5.276        368         706         75.2
California ....................   1,026       502,719,787     58.03     489,980      4.694        386         701         73.6

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Colorado ......................      30         9,349,603      1.08     311,653      5.722        372         689         80.6
Connecticut ...................      12         6,023,357      0.70     501,946      4.311        359         685         69.8
District of Columbia ..........       5         1,728,632      0.20     345,726      5.515        359         655         76.9
Delaware ......................       3         2,252,804      0.26     750,935      6.137        359         724         58.2
Florida .......................     316        96,800,217     11.17     306,330      4.686        374         701         75.8
Georgia .......................       7         2,277,730      0.26     325,390      5.731        359         679         71.2
Hawaii ........................      22        11,059,727      1.28     502,715      3.508        380         704         69.2
Idaho .........................      11         2,941,939      0.34     267,449      5.807        394         708         77.1
Illinois ......................      36        15,433,012      1.78     428,695      3.697        364         710         73.3
Indiana .......................      15         2,094,952      0.24     139,663      6.114        354         702         80.4
Kentucky ......................       3           235,656      0.03      78,552      3.916        358         656         79.0
Louisiana .....................       1            56,898      0.01      56,898      6.625        355         665         90.0
Massachusetts .................      17         4,990,710      0.58     293,571      4.707        361         722         71.2
Maryland ......................      36        13,125,254      1.52     364,590      4.401        373         692         73.0
Michigan ......................      33         9,420,328      1.09     285,464      5.649        362         693         79.2
Minnesota .....................      14         4,276,836      0.49     305,488      5.198        371         686         78.3
Missouri ......................       3         1,087,800      0.13     362,600      5.006        359         758         77.8
Montana .......................       1           195,865      0.02     195,865      7.625        354         632         90.0
North Carolina ................       4         1,069,194      0.12     267,299      6.726        356         692         86.2
New Hampshire .................       4         1,353,598      0.16     338,400      2.321        360         642         78.6
New Jersey ....................      41        15,907,862      1.84     387,997      3.974        359         701         76.7
New Mexico ....................       3           399,551      0.05     133,184      6.550        357         679         80.0
Nevada ........................     121        37,595,903      4.34     310,710      4.653        378         689         76.9
New York ......................      28        13,002,198      1.50     464,364      4.717        363         697         73.3
Ohio ..........................      17         2,775,314      0.32     163,254      3.760        361         693         78.4
Oklahoma ......................       2           264,540      0.03     132,270      7.167        359         629         86.6
Oregon ........................      18         5,363,775      0.62     297,987      4.399        370         688         78.1
Pennsylvania ..................      24         4,856,191      0.56     202,341      4.369        358         675         78.5
Rhode Island ..................       2           495,906      0.06     247,953      7.250        359         661         74.6
South Carolina ................       6         2,493,088      0.29     415,515      4.540        359         694         74.1
Tennessee .....................       7         1,470,663      0.17     210,095      6.057        375         678         79.0
Texas .........................      18         4,109,799      0.47     228,322      6.492        408         681         77.0
Utah ..........................      16         5,489,926      0.63     343,120      2.305        360         685         78.4
Virginia ......................      65        29,174,312      3.37     448,836      5.588        365         697         78.4
Washington ....................      49        16,440,005      1.90     335,510      5.164        369         701         76.1

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Wisconsin .....................      12         2,644,631      0.31     220,386      4.396        365         677         76.4
West Virginia .................       1            91,855      0.01      91,855      7.000        359         675         84.4
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, no more than approximately 0.59% of the Mortgage Loans in Loan Group 2 was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan-to-Value Ratios (%)         Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
 0.01 - 50.00 .................      71    $   22,601,726      2.61%    318,334       4.258       396         700         38.7
50.01 - 55.00 .................      40        18,311,731      2.11     457,793       3.912       372         715         53.1
55.01 - 60.00 .................      68        29,690,608      3.43     436,627       4.642       382         705         57.8
60.01 - 65.00 .................      87        36,383,667      4.20     418,203       4.251       393         688         63.4
65.01 - 70.00 .................     270       122,783,464     14.17     454,754       4.130       385         702         68.9
70.01 - 75.00 .................     342       174,986,748     20.20     511,657       4.686       388         698         74.3
75.01 - 80.00 .................   1,057       406,763,107     46.96     384,828       4.806       375         699         79.5
80.01 - 85.00 .................      29         7,881,681      0.91     271,782       6.525       358         679         84.0
85.01 - 90.00 .................     129        33,930,412      3.92     263,026       6.576       357         689         89.3
90.01 - 95.00 .................      50        12,911,570      1.49     258,231       6.353       357         713         94.9
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 was approximately 74.54%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Current                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0.501 - 1.000 .................     206    $  101,981,118     11.77%     495,054      1.000        361         704         71.3
1.001 - 1.500 .................     331       149,495,338     17.26      451,648      1.442        388         698         73.4
1.501 - 2.000 .................     139        63,909,637      7.38      459,782      1.826        406         699         73.6
2.001 - 2.500 .................      52        17,559,862      2.03      337,690      2.410        367         692         78.4
2.501 - 3.000 .................      33         9,038,295      1.04      273,888      2.931        378         686         79.4
3.001 - 3.500 .................       9         2,279,903      0.26      253,323      3.318        370         687         83.3
3.501 - 4.000 .................       7         1,451,880      0.17      207,411      3.735        396         670         80.2
4.001 - 4.500 .................       4         1,394,756      0.16      348,689      4.306        360         667         90.8
4.501 - 5.000 .................       2         1,097,496      0.13      548,748      4.671        359         670         75.8
5.001 - 5.500 .................       3         1,893,106      0.22      631,035      5.436        355         679         76.7
5.501 - 6.000 .................      24        13,163,534      1.52      548,481      5.878        362         714         69.2
6.001 - 6.500 .................     185        80,361,198      9.28      434,385      6.370        377         713         74.2
6.501 - 7.000 .................     618       238,926,614     27.58      386,613      6.851        369         701         74.9
7.001 - 7.500 .................     468       164,646,563     19.01      351,809      7.201        394         692         76.0
7.501 - 8.000 .................      49        15,313,229      1.77      312,515      7.764        369         688         81.8
8.001 - 8.500 .................      10         2,895,519      0.33      289,552      8.227        357         685         90.3
8.501 - 9.000 .................       3           836,665      0.10      278,888      8.625        359         653         89.8
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 4.732% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 4.719% per annum.

                          Types of Mortgaged Properties

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                    Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Single Family Residence .......    1,273   $  525,218,664     60.63%    412,583       4.734        380         696         74.1
Planned Unit Development ......     478       208,805,203     24.10     436,831       4.756        380         701         75.2
2-4 Family Residence ..........     150        58,990,879      6.81     393,273       4.744        377         705         74.3

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                    Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Low-rise Condominium ..........     197        53,666,422      6.20     272,418       4.828        375         710         76.1
High-rise Condominium .........      44        19,006,582      2.19     431,968       4.052        360         705         76.4
Cooperative ...................       1           556,963      0.06     556,963       6.375        355         803         80.0
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                            Purpose of Mortgage Loans

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Purpose                     Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Refinance (cash-out) ..........    1,106   $  433,132,026     50.00%    391,620       4.859        381         695         72.2
Purchase ......................     691       288,729,134     33.33     417,842       4.683        376         708         77.9
Refinance (rate/term) .........     346       144,383,554     16.67     417,294       4.450        379         695         75.0
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                               Occupancy Types(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Occupancy Type                   Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Primary Residence .............    1,659   $  717,058,161     82.78%    432,223       4.695        381         697         74.7
Investment Property ...........     363       102,105,871     11.79     281,283       4.899        373         706         72.9
Secondary Residence ...........     121        47,080,681      5.44     389,097       4.932        373         713         75.2
                                   -----   --------------    ------
  Total .......................    2,143   $  866,244,713    100.00%
                                   =====   ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Remaining Term                    Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     138    $   61,792,763      7.13%    447,774       1.513        480         705         72.4
479 ...........................     139        61,746,174      7.13     444,217       6.910        479         708         70.9
478 ...........................      25        11,901,433      1.37     476,057       7.095        478         706         70.8
477 ...........................       5         3,126,013      0.36     625,203       7.111        477         723         73.0
476 ...........................      16         8,865,329      1.02     554,083       6.745        476         723         74.6
475 ...........................       6         2,970,331      0.34     495,055       6.669        475         729         78.0
360 ...........................     578       261,810,457     30.22     452,959       1.484        360         698         73.9
359 ...........................     447       184,090,328     21.25     411,835       6.520        359         697         74.4
358 ...........................     154        66,743,327      7.70     433,398       6.045        358         690         75.3
357 ...........................     172        50,737,990      5.86     294,988       6.916        357         690         76.4
356 ...........................     141        44,138,418      5.10     313,038       6.811        356         698         75.6
355 ...........................     240        82,208,056      9.49     342,534       6.959        355         702         78.0
354 ...........................      40        12,707,290      1.47     317,682       6.887        354         703         80.9
353 ...........................      17         5,736,967      0.66     337,469       6.833        353         715         77.0
352 ...........................      11         3,195,914      0.37     290,538       6.744        352         708         78.5
351 ...........................       6         2,837,156      0.33     472,859       6.198        351         719         80.0
350 ...........................       7         1,289,764      0.15     184,252       6.509        350         699         79.3
349 ...........................       1           347,004      0.04     347,004       7.250        349         664         80.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 was approximately 379 months.

                          Original Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Original Term                     Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     329    $  150,402,042     17.36%    457,149      4.697        479         708         71.9
360 ...........................   1,814       715,842,671     82.64     394,621      4.739        358         697         75.1
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the Mortgage Loans in Loan Group 2 was approximately 381 months.

                             Documentation Programs

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Documentation Program            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Reduced .......................    1,723   $  720,213,233     83.14%    418,000      4.554        380         700         74.1
Full/Alternative ..............     388       128,769,784     14.87     331,881      5.452        370         694         76.4
No Income/No Asset ............      13         6,617,801      0.76     509,062      6.940        404         714         77.7
No Ratio ......................      10         5,360,492      0.62     536,049      6.907        382         688         78.0
Stated Income/Stated Asset ....       9         5,283,402      0.61     587,045      6.524        431         710         75.8
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                              FICO Credit Scores(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of                          Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
FICO Credit Scores               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
601 - 620 .....................      30    $   11,437,864      1.32%    381,262      4.623        379         614         75.0
621 - 640 .....................     179        60,999,519      7.04     340,779      4.647        369         632         74.1
641 - 660 .....................     268        94,509,413     10.91     352,647      4.669        372         651         73.6
661 - 680 .....................     404       161,117,204     18.60     398,805      4.953        381         670         74.7
681 - 700 .....................     371       159,347,133     18.40     429,507      4.831        377         690         75.3
701 - 720 .....................     258       113,897,792     13.15     441,464      4.585        379         710         75.2
721 - 740 .....................     201        81,276,110      9.38     404,359      4.733        384         730         75.1
741 - 760 .....................     180        74,502,507      8.60     413,903      4.654        385         750         75.0
761 - 780 .....................     140        67,187,543      7.76     479,911      4.624        382         769         72.8
781 - 800 .....................      70        29,321,314      3.38     418,876      4.460        392         790         73.1
801 - 820 .....................      24         8,131,008      0.94     338,792      4.770        389         806         70.4
Unknown .......................      18         4,517,306      0.52     250,961      4.363        363         N/A         75.9
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 was approximately 699.

                    Prepayment Charge Periods at Origination


                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Prepayment Charge                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (Months)                  Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0 .............................     305    $  157,486,182     18.18%    516,348      3.091        379         717         73.8
6 .............................       2           944,788      0.11     472,394      6.032        355         670         80.0
12 ............................     251       117,720,697     13.59     469,007      6.508        359         701         75.2
21 ............................       1           973,128      0.11     973,128      6.569        356         698         75.0
24 ............................      12         7,249,970      0.84     604,164      6.576        355         692         77.9
36 ............................   1,571       581,759,637     67.16     370,312      4.788        384         694         74.6
60 ............................       1           110,312      0.01     110,312      7.125        355         782         42.2
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                        Months to Next Adjustment Date(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Months to Next Adjustment         Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Date                             Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   2,061    $  832,954,690     96.16%    404,151      4.841        380         698         74.6
2 .............................      39        13,090,427      1.51     335,652      1.969        367         697         71.1
3 .............................      43        20,199,596      2.33     469,758      2.018        360         736         74.1
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans in Loan Group 2 was approximately 1 month.

                                Gross Margins(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Range of Gross Margins (%)       Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................       9    $    5,486,692      0.63%    609,632      3.403        358         694         78.9
2.001 - 3.000 .................     404       180,284,117     20.81     446,248      4.892        376         712         72.7
3.001 - 4.000 .................   1,663       660,081,193     76.20     396,922      4.639        381         696         74.7
4.001 - 5.000 .................      66        20,247,111      2.34     306,774      6.688        366         686         84.0
5.001 - 6.000 .................       1           145,599      0.02     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 3.276% per annum.

                            Maximum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Maximum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
9.001 - 10.000 ................   2,112    $  851,479,917     98.30%    403,163      4.701        378         699         74.5
10.001 - 11.000 ...............       8         4,318,952      0.50     539,869      6.459        456         744         72.6
11.001 - 12.000 ...............      22         9,943,798      1.15     451,991      6.490        435         703         78.9
17.001 - 18.000 ...............       1           502,045      0.06     502,045      6.875        356         705         80.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 9.976% per annum.

                        Initial Interest Adjustment Dates

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Initial Interest                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Adjustment Date                  Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------

March 1, 2006 .................   2,061    $  832,954,690     96.16%    404,151      4.841        380         698         74.6
April 1, 2006 .................      39        13,090,427      1.51     335,652      1.969        367         697         71.1
May 1, 2006 ...................      43        20,199,596      2.33     469,758      2.018        360         736         74.1
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Fixed Mortgage Rate               Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (months)                  Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   1,947    $  792,717,619     91.51%    407,148      4.811        380         698         74.6
3 .............................     196        73,527,094      8.49     375,138      3.885        367         710         73.9
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans in Loan Group 2 are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Minimum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------

1.001 - 2.000 .................       9    $    5,486,692      0.63%    609,632      3.403        358         694         78.9
2.001 - 3.000 .................     404       180,284,117     20.81     446,248      4.892        376         712         72.7
3.001 - 4.000 .................   1,663       660,081,193     76.20     396,922      4.639        381         696         74.7
4.001 - 5.000 .................      66        20,247,111      2.34     306,774      6.688        366         686         84.0
5.001 - 6.000 .................       1           145,599      0.02     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 3.276% per annum.

                        Maximum Negative Amortization(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Maximum Negative                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Amortization (%)                 Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
110 ...........................      48    $   24,401,842      2.82%     508,372     6.201        414         704         75.5
115 ...........................   2,095       841,842,871     97.18      401,834     4.689        378         699         74.5
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                           Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

      The "Expense Fee Rate" is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

      The expense fees consist of:

      o the master servicing fee payable to the master servicer in respect of its servicing activities (the "Master Servicing Fee") with respect to each Mortgage Loan in the loan groups, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

      o fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

      o     lender paid mortgage insurance premiums, if any.

      The "Master Servicing Fee Rate" for each Mortgage Loan is 0.375% per annum.

      In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "Compensating Interest").

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OA1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3 and Class P-1 Certificates. Only the classes of certificates as described herein are offered by this free writing prospectus (the "offered certificates". The Class B-1, Class B-2 and Class B-3 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-1, Class B-2 and Class B-3 Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

       Designation                         Classes of Certificates
---------------------------   --------------------------------------------------
   Senior Certificates        Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X,
                              Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X
                                           and Class A-R Certificates

Subordinated Certificates              Class M and Class B Certificates

   LIBOR Certificates        Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1,
                                       Class 2-A-2, Class 2-A-3, Class M
                                            and Class B Certificates

  Class X Certificates                Class 1-X and Class 2-X Certificates

  Class M Certificates        Class M-1, Class M-2, Class M-3, Class M-4, Class
                                            M-5, Class M-6, Class M-7,
                                       Class M-8 and Class M-9 Certificates

  Class B Certificates         Class B-1, Class B-2 and Class B-3 Certificates

     IO Components                  Class 1-X IO-1, Class 1-X IO-2, Class 2-
                                      X IO-1 and Class 2-X IO-2 Components

       Designation                         Classes of Certificates
---------------------------   --------------------------------------------------
      PO Components             Class 1-X PO-1, Class 1-X PO-2, Class 2-X PO-1
                                        and Class 2-X PO-2 Components

  Offered Certificates            Senior Certificates and Class M Certificates

  Private Certificates                 Class B-1, Class B-2, Class B-3
                                          and Class P-1 Certificates

The certificates are generally referred to as the following types:

         Class                                      Type
------------------------  ------------------------------------------------------
Class 1-A-1 Certificates      Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-2 Certificates  Senior/Floating Pass-Through Rate/Super Senior/Support

Class 1-A-3 Certificates        Senior/Floating Pass-Through Rate/Support

Class 1-X Certificates         Senior/Variable Pass-Through Rate/Component

Class 2-A-1 Certificates      Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-2 Certificates  Senior/Floating Pass-Through Rate/Super Senior/Support

Class 2-A-3 Certificates        Senior/Floating Pass-Through Rate/Support

Class 2-X Certificates         Senior/Variable Pass-Through Rate/Component

Class A-R Certificates          Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates         Subordinate/Floating Pass-Through Rate

Class P-1 Certificates                      Prepayment Charges

      The Class P-1 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in loan group 1, and such amounts will not be available for distribution to the holders of the other classes of certificates.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $950,661,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 89.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                    Initial Beneficial
         Class of Subordinated Certificates         Ownership Interest
         ---------------------------------------    ------------------
         Class M-1..............................           2.50%
         Class M-2..............................           2.00%
         Class M-3..............................           0.50%
         Class M-4..............................           1.00%
         Class M-5..............................           0.50%
         Class M-6..............................           0.50%
         Class M-7..............................           0.50%
         Class M-8..............................           0.25%
         Class M-9..............................           0.50%
         Class B-1..............................           0.85%
         Class B-2..............................           1.10%
         Class B-3..............................           0.80%

      The initial Class Certificate Balances or initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than a class of Class X Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

      o all amounts previously distributed to holders of certificates of the class as payments of principal,

      o     the amount of Realized Losses allocated to the class,

and, increased by

      o the amount of Net Deferred Interest incurred by the Mortgage Loans and allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates--Interest";

      provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries for a loan group on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date.

      The calculation of the Class Certificate Balance of a class of Class X Certificates is described under "--Component Classes" below.

Senior Certificate Groups

      The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X and Class A-R Certificates relate to loan group 1, and the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-X Certificates relate to loan group 2. The classes of senior certificates related to a particular loan group are referred to as a "senior certificate group."

Subordinated Portions

      A portion of each loan group is related to the subordinated certificates (each, a "Subordinated Portion"). The principal balance of each Subordinated Portion (the "Subordinated Portion Balance") for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date, over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

Component Classes

      Solely for purposes of calculating distributions of principal and interest and allocation of Realized Losses and Deferred Interest on the Mortgage Loans, each class of Class X Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

Class of Class X            Component                      Initial Component   Initial Component
Certificates                Designation                    Principal Balance    Notional Amount
----------------            -----------                    -----------------   -----------------
Class 1-X Certificates      Class 1-X IO-1 Component....          N/A             $179,704,000
                            Class 1-X IO-2 Component....          N/A             $22,210,540
                            Class 1-X PO-1 Component....           $0                 N/A
                            Class 1-X PO-2 Component....           $0                 N/A

Class 2-X Certificates      Class 2-X IO-1 Component....          N/A             $770,957,000
                            Class 2-X IO-2 Component....          N/A             $95,287,713
                            Class 2-X PO-1 Component....           $0                 N/A
                            Class 2-X PO-2 Component....           $0                 N/A
                            Class 2-X P Component                 N/A                 N/A

      The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 5%. The components comprising each class of Class X Certificates will not be separately transferable from such class of certificates.

      The "Class Certificate Balance" of a class of Class X Certificates will be equal to the aggregate Component Principal Balance of its PO Components, and the "Notional Amount" of a class of Class X Certificates will be equal to the aggregate Component Notional Amount of its IO Components.

      IO Components. Each of the Class 1-X IO-1, Class 1-X IO-2, Class 2-X IO-1 and Class 2-X IO-2 Components is referred to as an "IO Component." An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

      For the interest accrual period related to any Distribution Date, the "Component Notional Amount" of the IO Components will be equal to:

            o for the Class 1-X IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and (ii) the Component Principal Balance of the Class 1-X PO-1 Component, in each case, immediately prior to that Distribution Date,

            o for the Class 1-X IO-2 Component, the sum of (i) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the first day of the related Due Period over the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (including for this purpose, both PO Components of the Class 1-X Certificates) immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class 1-X PO-2 Component immediately prior to that Distribution Date,

            o for the Class 2-X IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and (ii) the Component Principal Balance of the Class 2-X PO-1 Component, in each case, immediately prior to that Distribution Date, and

            o for the Class 2-X IO-2 Component, the sum of (i) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the first day of the related Due Period over the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (including for this purpose, both PO Components of the Class 2-X Certificates) immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class 2-X PO-2 Component immediately prior to that Distribution Date.

      PO Components. Each of the Class 1-X PO-1, Class 1-X PO-2, Class 2-X PO-1 and Class 2-X PO-2 Components is referred to as a "PO Component." The PO Components do not have pass-through rates and do not bear interest.

      Each PO Component will have a "Component Principal Balance" (initially, equal to zero) that will increase by:

            o the amount of Net Deferred Interest on the Mortgage Loans in the related loan group allocated to the IO Component with the same alpha-numeric designation; and

            o the amount of Subsequent Recoveries allocated to that PO Component as described under "--Calculation of Class Certificate Balance" above;

      and will decrease by

            o all amounts actually distributed as principal of that PO Component on all prior Distribution Dates; and

            o all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

      Class 2-X P Component. The Class 2-X P Component will be entitled to receive all prepayment charges received by the master servicer in respect of the Mortgage Loans in loan group 2. The Class 2-X P Component does not have a Component Notional Amount or a Component Principal Balance and will not bear interest.

Book-Entry Certificates; Denominations

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof, in the case of the LIBOR Certificates, and Component Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof, in the case of Class X Certificates. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below. "LIBOR" applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.570%.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

            o all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

            o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

            o     all payments on account of prepayment charges on the Mortgage
                  Loans;

            o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

            o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

            o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

            o     all Substitution Adjustment Amounts; and

            o     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors --

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

            o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

            o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

            o to reimburse the master servicer for insured expenses from the related insurance proceeds;

            o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

            o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

            o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

            o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

            o to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received on the Mortgage Loans and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

            o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received on the Mortgage Loans and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            o the aggregate amount remitted by the master servicer to the trustee; and

            o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

            o     to pay the Trustee Fee to the trustee;

            o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

            o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

            o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

                                                               General
Type / Recipient (1)                       Amount              Purpose                          Source (2)               Frequency
----------------------         -----------------------------   ------------     --------------------------------------  ------------
Fees

Master Servicing Fee /         One-twelfth of the Stated       Compensation     Amounts on deposit in the Certificate      Monthly
Master Servicer                Principal Balance of each                        Account representing payments of
                               Mortgage Loan multiplied                         interest and application of with
                               by the Master Servicing                          liquidation proceeds respect to that
                               Fee Rate (3)                                     Mortgage Loan

                               o  All late payment fees,       Compensation     Payments made by obligors with respect  Time to time
                                  assumption fees and other                     to the Mortgage Loans
                                  similar charges (excluding
                                  prepayment charges)

                               o  All investment income        Compensation     Investment income related to the           Monthly
                                  earned on amounts on                          Certificate Account and the
                                  deposit in the Certificate                    Distribution Account
                                  Account and Distribution
                                  Account

                               o  Excess Proceeds (4)          Compensation     Liquidation proceeds and Subsequent     Time to time
                                                                                Recoveries

Trustee Fee (the "Trustee      One-twelfth of the Trustee      Compensation     Amounts on deposit in the Certificate      Monthly
Fee") / Trustee                Fee Rate multiplied by the                       Account or the Distribution Account
                               aggregate Stated Principal
                               Balance of the outstanding
                               Mortgage Loans (5)

Expenses

Insured expenses / Master      Expenses incurred by the        Reimbursement    To the extent the expenses are covered  Time to time
Servicer                       Master Servicer                 of Expenses      by an insurance policy with respect to
                                                                                the Mortgage Loan

Servicing Advances / Master    To the extent of funds          Reimbursement    With respect to each Mortgage Loan,     Time to time
Servicer                       available, the amount of        of Expenses      late recoveries of the payments of the
                               any Servicing Advances                           costs and expenses, liquidation
                                                                                proceeds, Subsequent Recoveries,
                                                                                purchase proceeds or repurchase
                                                                                proceeds for that Mortgage Loan (6)

Indemnification expenses /     Amounts for which the           Indemnification  Amounts on deposit on the Certificate      Monthly
the sellers, the master        sellers, the master                              Account
servicer and the depositor     servicer and depositor
                               are entitled to
                               indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

      o to interest on each interest-bearing class of senior certificates and components relating to each loan group, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to a class of Class X Certificates except as described below;

      o to principal of the classes of senior certificates and components relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      o to interest on and principal, as applicable, of the classes of the senior certificates and components not relating to that loan group in the manner, order and priority described in this free writing prospectus under "Description of the Certificates -- Principal --Transfer Payments;"

      o from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Interest" and "--Principal";

      o from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under "Description of the Certificates--Carryover Shortfall Reserve Fund"; and

      o from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

      The holders of the Class P-1 Certificates will be entitled to all prepayment charges received on the Mortgage Loans in loan group 1, and such amounts will not be available for distribution to the holders of the other classes of certificates. The holders of the Class 2-X Certificates will be entitled to all prepayment charges received on the Mortgage Loans in loan group 2, and such amounts will not be available for distribution to the holders of the other classes of certificates and will not be used to cover any Carryover Shortfall Amounts.

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in that loan group in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

      o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest; and

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

      minus

      o amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

      plus

      o     Transfer Payments Received for such loan group and Distribution
            Date;

      minus

      o     Transfer Payments Made from such loan group for such Distribution
            Date.

Interest

      Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "pass-through rate").

      LIBOR Certificates.

      The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

      o     LIBOR plus the applicable Pass-Through Margin for such class; and

      o     the related Net Rate Cap.

      The "Pass-Through Margins" for the LIBOR Certificates are as set forth in the following table:

                                                 Pass-Through Margin (%)
        Class of Certificates                    (1)                 (2)
--------------------------------------        ---------           ---------
Class 1-A-1...........................          0.210               0.420
Class 1-A-2...........................          0.300               0.600
Class 1-A-3...........................          0.360               0.720
Class 2-A-1...........................          0.210               0.420
Class 2-A-2...........................          0.310               0.620
Class 2-A-3...........................          0.370               0.740
Class M-1.............................          0.480               0.720
Class M-2.............................          0.520               0.780
Class M-3.............................          0.570               0.855
Class M-4.............................          0.920               1.380
Class M-5.............................          1.000               1.500
Class M-6.............................          1.100               1.650
Class M-7.............................          2.000               2.000
Class M-8.............................          2.000               2.000
Class M-9.............................          2.000               2.000
Class B-1.............................          2.000               2.000
Class B-2.............................          2.000               2.000
Class B-3.............................          2.000               2.000

----------
(1) For each interest accrual period occurring on or prior to the Optional Termination Date.

(2) For each interest accrual period occurring after the Optional Termination Date.

      Class A-R Certificates.

      The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.9461% per annum.

      Class 1-X and Class 2-X Certificates.

      The pass-through rate for the Class 1-X IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1 over (ii) the weighted average of the pass-through rates of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Class 1-X PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Component Principal Balance of the Class 1-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 1-X IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months, over
(ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the respective Component Principal Balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 2-X IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Class 2-X PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Component Principal Balance of the Class 2-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 2-X IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months, over
(ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the respective Component Principal Balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for each PO Component for the interest accrual period related to each Distribution Date will be 0% per annum.

      Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates (other than the LIBOR Certificates) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

      The "interest accrual period" for the interest-bearing classes and components of certificates (other than the LIBOR Certificates) for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of:

      o interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period; and

      o the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"), minus

      o any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component; and

      o any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

      Each class of Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on its IO Components.

      All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the LIBOR Certificates in the manner and priority set forth in this free writing prospectus under "- Carryover Shortfall Reserve Fund".

      Definitions Related to Interest Calculations. The "Optional Termination Date" will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      The "Net Rate Cap" for the following classes of certificates and any Distribution Date is:

      o with respect to any class of senior certificates in a senior certificate group, the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period, and

      o with respect to any class of subordinated certificates, the sum of the following for each loan group:

            o     the product of:

                  the Weighted Average Adjusted Net Mortgage Rate of the
                      Mortgage Loans in such loan group, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period, and a fraction, the numerator of which is the related
                      Subordinated Portion Balance immediately prior to that Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

      The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

      With respect to any Distribution Date, the "Adjusted Net Mortgage Rate" for a Mortgage Loan is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

      The "Carryover Shortfall Amount" for any Distribution Date and each class of LIBOR Certificates will equal the sum of:

      o     the excess, if any, of

            o the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the related Net Rate Cap, over

            o the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the related Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

      o in the case of each class of LIBOR Certificates other than the Class M and Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

      Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under "- Carryover Shortfall Reserve Fund."

Allocation of Net Deferred Interest

      On each Distribution Date, the Senior Percentage of the Net Deferred Interest related to a loan group will be allocated among the related classes of senior certificates and the Subordinated Percentage of that Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

      o the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

      o the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equaled the related Adjusted Rate Cap for that Distribution Date.

      The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

      Definitions Related to Net Deferred Interest Calculations. With respect to each Mortgage Loan and each related Due Period, "Deferred Interest" will be the excess, if any, of:

      o the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

      o     the monthly payment due for such Due Period.

      Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      With respect to each loan group and each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of:

      o the Deferred Interest that accrued on the Mortgage Loans in that loan group as described above, over

      o the Principal Prepayment Amount for those Mortgage Loans received during the related Prepayment Period.

      For any Distribution Date and loan group, the "Principal Prepayment Amount" is equal to the sum of:

      o all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

      o any Subsequent Recoveries on the Mortgage Loans in that loan group received during the related Due Period.

      For any Distribution Date and loan group, the "Net Principal Prepayment Amount" is equal to the excess, if any, of

      o     the Principal Prepayment Amount for that loan group, over

      o the aggregate amount of Deferred Interest accrued on the Mortgage Loans in that loan group from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

      The "Adjusted Rate Cap" for any Distribution Date and a class of certificates in a senior certificate group (other than the Class A-R and related Class X Certificates) will equal the excess, if any, of

      o     the related Net Rate Cap for that Distribution Date, over

      o     a fraction, expressed as a percentage,

            o (a) the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the amount of Net Deferred Interest for the related loan group for that Distribution Date, and (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and a class of subordinated certificates will equal the excess, if any, of

      o     the related Net Rate Cap for that Distribution Date, over

      o     a fraction, expressed as a percentage,

            o (a) the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the amount of Net Deferred Interest for all of the Mortgage Loans for that Distribution Date, and
                  (b) the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and a Class 1-X IO-1 or Class 2-X IO-1 Component will equal the pass-through rate for such IO Component computed for this purpose by

      o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group by a per annum rate equal to

            o the product of (a) the Net Deferred Interest for the Mortgage Loans in the related loan group for such Distribution Date and
                  (b) 12, divided by

            o the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period and

      o computing the pass-through rates of the related classes of senior certificates (other than the Class A-R and related Class X Certificates) by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      The "Adjusted Rate Cap" for any Distribution Date and a Class 1-X IO-2 or Class 2-X IO-2 Component will equal the pass-through rate for such IO Component computed for this purpose by

      o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to

            o the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (b) 12, divided by

            o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and

      o computing the pass-through rates of the subordinated certificates by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

Allocation of Interest Shortfalls

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes and components of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class' share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the first Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates and components related to that loan group, interest will be distributed on each class of related certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

      Definitions Related to Interest Shortfall Calculations. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that loan group and Distribution Date, and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (a) the Compensating Interest for that loan group and Distribution Date and (b) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the


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

calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Carryover Shortfall Reserve Fund

      On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i) $1,000 and (ii) an amount sufficient to pay the expected Carryover Shortfall Amount for each class of LIBOR Certificates for the first Distribution Date.

      On each Distribution Date, all amounts distributable as interest to the IO Components of each class of Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

      o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class 1-X IO-1 Component, first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class 1-X Certificates, and

      o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class 2-X IO-1 Component, first, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class 2-X Certificates, and

      o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class 1-X IO-2 and Class 2-X IO-2 Components, first, sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date, and second, any amounts remaining to the Class 1-X and Class 2-X Certificates, ratably based on the amounts deposited in the Carryover Shortfall Reserve Fund on such Distribution Date that were otherwise distributable to the Class 1-X IO-2 and Class 2-X IO-2 Components.

      To the extent amounts in respect of interest otherwise payable to a class of the Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to that class of Class X Certificates, a holder of that class of Class X Certificates will not be entitled to reimbursement for such amounts.

      In addition, on the first Distribution Date, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

      o first, concurrently, to the senior certificates, pro rata, based upon the amount of any Carryover Shortfall Amounts with respect to those classes of certificates for that Distribution Date, and

      o second, sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, to pay Carryover Shortfall Amounts of each class of subordinated certificates for that Distribution Date; and


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

      o third, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund in excess of $1,000 after making all distributions on the first Distribution Date, to Countrywide Securities Corporation.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

      General. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal as described above under "--Priority of Distributions Among Certificates," first, with respect to the related classes of senior certificates (or with respect to each class of Class X Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

      The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

            1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group during the related Due Period,

            2. the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

            4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            5. with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

            6.    the Net Principal Prepayment Amount,

            plus

            7. the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

            minus

            8. the principal portion of any Transfer Payments Made for such loan group and Distribution Date..

      Transfer Payments

      Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the first day of the related Due Period (the "Undercollateralized Group"), then the following will occur:

o the Available Funds in the loan group that is not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage


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

      Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

o the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of the Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

      Consequently, the subordinated certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

      On each Distribution Date, the "Transfer Payment" for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the first day of the related Due Period, plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment made by an Overcollateralized Group is referred to as a "Transfer Payment Made."

      All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

      o     with respect to loan group 1, in the following order of priority:

            o to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

            o concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and Class 1-X PO-1 and Class 1-X PO-2 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero; and

      o with respect to loan group 2, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and Class 2-X PO-1 and Class 2-X PO-2 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

      If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

      The capitalized terms used in this free writing prospectus have the following meanings:

      "Prepayment Period" means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

      "Due Period" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.


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

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

      o the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

      o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

      o the related Senior Prepayment Percentage of the Net Principal Prepayment Amount for that loan group and that Distribution Date,

      o the principal portion of any Transfer Payments Received for that loan group and that Distribution Date;

provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o any previous partial prepayments of principal and liquidation proceeds received and the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

      o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period,

      and increased by,

      o any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.

      The "pool principal balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates in such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates in such remaining senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.


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

      For any Distribution Date on and prior to the first Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the first Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

      o for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

      o for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

      o for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

      o for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

      o for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

      o the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the first Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the first Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

      o cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed:


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

      o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the first Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the first Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

      o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

      o commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

      o commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

      o commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The "Two Times Test" will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

      o on or before the Distribution Date in February 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

      o after the Distribution Date in February 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the


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

order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount from any loan group will be made to any of those classes (the "Restricted Classes"). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                  Initial                            Original
                                 Beneficial     Initial Credit      Applicable
                                Interest in       Enhancement     Credit Support
   Class of Certificates      Issuing Entity         Level          Percentage
---------------------------   --------------    --------------    --------------
Senior Certificates........        89.00%              11.00%               N/A
Class M-1..................        2.50%                8.50%            11.00%
Class M-2..................        2.00%                6.50%             8.50%
Class M-3..................        0.50%                6.00%             6.50%
Class M-4..................        1.00%                5.00%             6.00%
Class M-5..................        0.50%                4.50%             5.00%
Class M-6..................        0.50%                4.00%             4.50%
Class M-7..................        0.50%                3.50%             4.00%
Class M-8..................        0.25%                3.25%             3.50%
Class M-9..................        0.50%                2.75%             3.25%
Class B-1..................        0.85%                1.90%             2.75%
Class B-2..................        1.10%                0.80%             1.90%
Class B-3..................        0.80%                0.00%             0.80%

      The "Subordinated Principal Distribution Amount" for any loan group and Distribution Date will equal the sum of

      o the Subordinated Percentage for that loan group of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

      o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated


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

            Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

      o the related Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that loan group and that Distribution Date,

            minus

      o the principal portion of any Transfer Payments Made for that loan group and that Distribution Date.

      On any Distribution Date after the first Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans in a loan group will be allocated:

      o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero, and

      o second, to the senior certificates of the related senior certificate group (or the PO Components thereof in the case of a class of Class X Certificates), pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; provided, however, that any Realized Losses otherwise allocated to

            o the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, will be allocated first, to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero, then to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero and then to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero, and

            o the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, will be allocated first, to the Class 2-A-3 Certificates, until its Class Certificate Balance is reduced to zero, then to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero and then to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

      Investors in any class of Certificates to which Realized Losses that would otherwise be allocable to such class are allocated to another class or classes of Certificates should note the Class Certificate Balance of their class of Certificates in relation to the class or classes of Certificates to which such Realized Losses will be allocated as well as the Class Certificate Balances of any other class or classes of Certificates whose otherwise allocable Realized Losses will be allocated to that class.

      Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.


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

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.


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

Annex A

                           Prepayment Charge Schedule

      The table below indicates the type of prepayment charge applicable to the related Mortgage Loans in loan group 2, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 with each type of prepayment charge.

--------------------------------------------------------------------------------------------
                                               Number of          Aggregate Stated Principal
Prepayment Charge Type                         Mortgage Loans     Balance
--------------------------------------------------------------------------------------------
1% of the prepaid principal balance
--------------------------------------------------------------------------------------------
    3 years                                                45                 $10,488,177.83
--------------------------------------------------------------------------------------------
2% of 80% of the prepaid principal balance
--------------------------------------------------------------------------------------------
    1 year                                                  1                  $1,009,945.66
--------------------------------------------------------------------------------------------
2% of the prepaid principal balance
--------------------------------------------------------------------------------------------
    1 year                                                  7                  $2,965,047.47
--------------------------------------------------------------------------------------------
    3 years                                                54                 $17,436,763.80
--------------------------------------------------------------------------------------------
2 months interest on 100% of the prepaid
principal balance
--------------------------------------------------------------------------------------------
    3 years                                                 4                    $766,303.74
--------------------------------------------------------------------------------------------
2 months interest on 66% of the prepaid
principal balance
--------------------------------------------------------------------------------------------
    1 year                                                  1                    $574,238.42
--------------------------------------------------------------------------------------------
    3 years                                                32                 $10,757,735.83
--------------------------------------------------------------------------------------------
    5 years                                                 1                    $110,311.90
--------------------------------------------------------------------------------------------
3 months interest on 100% of the prepaid
principal balance
--------------------------------------------------------------------------------------------
    1 year                                                  6                  $1,792,893.17
--------------------------------------------------------------------------------------------
    3 years                                                 1                    $248,677.94
--------------------------------------------------------------------------------------------
6 months interest on 80% of the prepaid
principal balance
--------------------------------------------------------------------------------------------
    6 months                                                2                    $944,788.08
--------------------------------------------------------------------------------------------
    1 year                                                236                $111,378,571.93
--------------------------------------------------------------------------------------------
    21 months                                               1                    $973,127.77
--------------------------------------------------------------------------------------------
    2 years                                                12                  $7,249,970.26
--------------------------------------------------------------------------------------------
    3 years                                             1,435                $542,061,977.62
--------------------------------------------------------------------------------------------
No prepayment charge                                      305                $157,486,181.70
Total                                                   2,143                $866,244,713.12
--------------------------------------------------------------------------------------------


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